                                                                     EXHIBIT 4.1
================================================================================


                      UNITED INTERNATIONAL HOLDINGS, INC.

                      INITIAL ISSUANCE OF $1,375,000,000


                10 3/4% SENIOR SECURED DISCOUNT NOTES DUE 2008

                              -------------------

                                  INDENTURE

                         DATED AS OF FEBRUARY 5, 1998
                              -------------------


                              -------------------

                                 FIRSTAR BANK

                               OF MINNESOTA N.A.

                              -------------------

                                   TRUSTEE



================================================================================

                            CROSS-REFERENCE TABLE*

TRUST INDENTURE                                               INDENTURE SECTION
  ACT SECTION


310(a)(1)...................................................               7.10
   (a)(2)...................................................               7.10
   (a)(3)...................................................               N.A.
   (a)(4)...................................................               N.A.
   (a)(5)...................................................               7.10
   (b)......................................................               7.10
   (c)......................................................               N.A.
311(a)......................................................               7.11
   (b)......................................................               7.11
   (c)......................................................               N.A.
312(a)......................................................               2.05
   (b)......................................................              11.03
   (c)......................................................              11.03
313(a)......................................................               7.06
   (b)(1)...................................................              10.03
   (b)(2)...................................................               7.07
   (c)......................................................         7.06;11.02
   (d)......................................................               7.06
314(a)......................................................         4.03;11.02
   (b)......................................................              10.02
   (c)(1)...................................................              11.04
   (c)(2)...................................................              11.04
   (c)(3)...................................................               N.A.
   (d)......................................................  10.03,10.04,10.05
   (e)......................................................              11.05
   (f)......................................................               N.A.
315(a)......................................................               7.01
   (b)......................................................         7.05,11.02
   (c)......................................................               7.01
   (d)......................................................               7.01
   (e)......................................................               6.11
316(a)(last sentence).......................................               2.09
   (a)(1)(A)................................................               6.05
Trust Indenture                                               Indenture Section
  Act Section

   (a)(1)(B)................................................               6.04
   (a)(2)...................................................               N.A.

   (b)   ....................................................               6.07
   (c)   ....................................................               2.12
317(a)(1)....................................................               6.08
   (a)(2)....................................................               6.09
   (b)   ....................................................               2.04
318(a)   ....................................................              11.01
   (b)   ....................................................               N.A.
   (c)   ....................................................              11.01
N.A. means not applicable

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE........................   1

 Section 1.1  DEFINITIONS...................................................   1
 Section 1.2  OTHER DEFINITIONS.............................................  24
 Section 1.3  INCORPORATION BY REFERENCE OF TRUST
              INDENTURE ACT.................................................  25
 Section 1.4  RULES OF CONSTRUCTION.........................................  25

ARTICLE II THE SECURITIES...................................................  26

              FORM AND DATING...............................................  26
 Section 2.2  EXECUTION AND AUTHENTICATION.................................   27
 Section 2.3  REGISTRAR AND PAYING AGENT...................................   27
 Section 2.4  PAYING AGENT TO HOLD MONEY IN TRUST..........................   28
 Section 2.5  HOLDER LISTS.................................................   29
 Section 2.6  TRANSFER AND EXCHANGE........................................   29
 Section 2.7  REPLACEMENT SECURITIES.......................................   37
 Section 2.8  OUTSTANDING SECURITIES.......................................   37
 Section 2.9  TREASURY SECURITIES..........................................   38
 Section 2.10 TEMPORARY SECURITIES.........................................   38
 Section 2.11 CANCELLATION.................................................   38
 Section 2.12 RECORD DATE..................................................   39
 Section 2.13 CUSIP NUMBER.................................................   39

ARTICLE III REDEMPTION AND REPURCHASE......................................   40

 Section 3.1  OFFER TO REPURCHASE..........................................   40
 Section 3.2  DEPOSIT OF REPURCHASE PRICE..................................   41
 Section 3.3  DELIVERY OF SECURITIES AND PAYMENT OF PURCHASE PRICE.........   42
 Section 3.4  SECURITIES REPURCHASED IN PART...............................   42
 Section 3.5  RIGHT OF REDEMPTION..........................................   42

ARTICLE IV COVENANTS.......................................................   46

 Section 4.1  PAYMENT OF SECURITIES........................................   46

                                                                            PAGE
                                                                            ----

 Section 4.2   MAINTENANCE OF OFFICE OR AGENCY............................    46
 Section 4.3   REPORTS....................................................    47
 Section 4.4   COMPLIANCE CERTIFICATE.....................................    47
 Section 4.5   TAXES......................................................    48
 Section 4.6   STAY, EXTENSION AND USURY LAWS.............................    48
 Section 4.7   LIMITATION ON RESTRICTED PAYMENTS..........................    49
 Section 4.8   LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
               AFFECTING SUBSIDIARIES.....................................    50
 Section 4.9   LIMITATION ON INCURRENCE OF ADDITIONAL IN DEBTEDNESS AND
               DISQUALIFIED CAPITAL STOCK.................................    51
 Section 4.10  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK..........    54
 Section 4.11  LIMITATION ON TRANSACTIONS WITH AFFILIATES.................    56
 Section 4.12  LIMITATION ON LIENS........................................    57
 Section 4.13  LINES OF BUSINESS..........................................    57
 Section 4.14  CORPORATE EXISTENCE........................................    58
 Section 4.15  LIMITATIONS ON SUBSIDIARY STRUCTURE........................    58
 Section 4.16  LIMITATION ON STATUS AS INVESTMENT COMPANY.................    59
 Section 4.17  RULE 144A INFORMATION REQUIREMENT..........................    59
 Section 4.18  REPURCHASE OF SENIOR NOTES AT THE OPTION OF THE
               HOLDER UPON A CHANGE OF CONTROL............................    59

ARTICLE V SUCCESSORS......................................................    60

 Section 5.1   LIMITATION ON MERGER, SALE OR CONSOLIDATION................    60
 Section 5.2   SUCCESSOR CORPORATION SUBSTITUTED..........................    60

ARTICLE VI DEFAULTS AND REMEDIES..........................................    61

 Section 6.1   EVENTS OF DEFAULT..........................................    61
 Section 6.2   ACCELERATION...............................................    63
 Section 6.3   OTHER REMEDIES.............................................    64
 Section 6.4   WAIVER OF PAST DEFAULTS....................................    65
 Section 6.5   CONTROL BY MAJORITY........................................    65
 Section 6.6   LIMITATION ON SUITS........................................    65
 Section 6.7   RIGHTS OF HOLDERS OF SECURITIES TO
               RECEIVE PAYMENT............................................    66

                                                                            PAGE
                                                                            ----

 Section 6.8   COLLECTION SUIT BY TRUSTEE.................................    66
 Section 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM...........................    66
 Section 6.10  PRIORITIES.................................................    67
 Section 6.11  UNDERTAKING FOR COSTS......................................    68

ARTICLE VII TRUSTEE.......................................................    68

 Section 7.1   DUTIES OF TRUSTEE..........................................    68
 Section 7.2   RIGHTS OF TRUSTEE..........................................    70
 Section 7.3   INDIVIDUAL RIGHTS OF TRUSTEE...............................    70
 Section 7.4   TRUSTEE'S DISCLAIMER.......................................    71
 Section 7.5   NOTICE OF DEFAULTS.........................................    71
 Section 7.6   REPORTS BY TRUSTEE TO HOLDERS OF
               THE SECURITIES.............................................    71
 Section 7.7   COMPENSATION AND INDEMNITY.................................    72
 Section 7.8   REPLACEMENT OF TRUSTEE.....................................    73
 Section 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC...........................    74
 Section 7.10  ELIGIBILITY; DISQUALIFICATION..............................    74
 Section 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST
               COMPANY....................................................    75

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....................    75

 Section 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
               DEFEASANCE.................................................    75
 Section 8.2   LEGAL DEFEASANCE AND DISCHARGE.............................    75
 Section 8.3   COVENANT DEFEASANCE........................................    76
 Section 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.................    76
 Section 8.5   DEPOSITED MONEY AND GOVERNMENT SECURITIES
               TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS........    78
 Section 8.6   REPAYMENT TO COMPANY.......................................    79
 Section 8.7   REINSTATEMENT..............................................    79

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER...............................    79

 Section 9.1   WITHOUT CONSENT OF HOLDERS OF SECURITIES...................    79
 Section 9.2   WITH CONSENT OF HOLDERS OF SECURITIES......................    80

                                                                            PAGE
                                                                            ----

 Section 9.3   COMPLIANCE WITH TRUST INDENTURE ACT........................    82
 Section 9.4   REVOCATION AND EFFECT OF CONSENTS..........................    82
 Section 9.5   NOTATION ON OR EXCHANGE OF SECURITIES......................    83
 Section 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC............................    83

ARTICLE X COLLATERAL AND SECURITY.........................................    83

 Section 10.1  PLEDGE AGREEMENTS..........................................    83
 Section 10.2  RECORDING AND OPINIONS.....................................    84
 Section 10.3  RELEASE OF COLLATERAL......................................    85
 Section 10.4  CERTIFICATES OF THE COMPANY................................    86
 Section 10.5  CERTIFICATES OF THE TRUSTEE................................    86
 Section 10.6  AUTHORIZATION OF ACTIONS TO BE TAKEN BY
               THE TRUSTEE UNDER THE PLEDGE AGREEMENT.....................    87
 Section 10.7  AUTHORIZATION OF RECEIPT OF FUNDS BY THE
               TRUSTEE UNDER THE PLEDGE AGREEMENTS........................    87
 Section 10.8  TERMINATION OF SECURITY INTEREST...........................    87

ARTICLE XI MISCELLANEOUS..................................................    88

 Section 11.1  TRUST INDENTURE ACT CONTROLS...............................    88
 Section 11.2  NOTICES....................................................    88
 Section 11.3  COMMUNICATION BY HOLDERS OF SECURITIES
               WITH OTHER HOLDERS OF  SECURITIES..........................    89
 Section 11.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.........    89
 Section 11.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..............    90
 Section 11.6  RULES BY TRUSTEE AND AGENTS................................    90
 Section 11.7  NO PERSONAL LIABILITY OF DIRECTORS,
               OFFICERS, EMPLOYEES AND  STOCKHOLDERS......................    90
 Section 11.8  GOVERNING LAW..............................................    91
 Section 11.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..............    91
 Section 11.10 SUCCESSORS.................................................    91
 Section 11.11 SEVERABILITY...............................................    91
 Section 11.12 COUNTERPART ORIGINALS......................................    91
 Section 11.13 HEADINGS, ETC..............................................    91

                                                                            PAGE
                                                                            ----

   Section 11.14   REGISTRATION RIGHTS....................................    92



                                   EXHIBITS



EXHIBIT A  FORM OF SENIOR NOTE............................................   A-1
EXHIBIT B  FORM OF AMENDED PLEDGE AGREEMENT...............................   B-1
EXHIBIT C  FORM OF PLEDGE AGREEMENT.......................................   C-1

             INDENTURE dated as of February 5, 1998 by and between United International Holdings, Inc., a Delaware corporation (the "Company"), and Firstar Bank of Minnesota, N.A., as trustee (the "Trustee").

             The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Series A 10 3/4% Senior Secured Discount Notes due 2008 and the class of Series B 10 3/4% Senior Secured Discount Notes due 2008 to be exchanged for the Series A 10 3/4% Senior Secured Discount Notes due 2008 being issued by the Company.

                                   ARTICLE I
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.1  Definitions.
             -----------

       "Accreted Value" means, as of any date of determination, the sum (rounded to the nearest whole dollar) of (a) the initial offering price of each $1,000 in principal amount at maturity of Senior Notes and (b) the portion of the excess of the principal amount of Senior Notes over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 10 3/4% per annum, compounded semi-annually on each February 15 and August 15 from the date of issuance of the Senior Notes through the date of determination. On and after February 15, 2003 the Accreted Value of each Senior Note shall be equal to its principal amount at maturity.

       "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary or Restricted Affiliate of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries or Restricted Affiliates.

       "Acquisition" means the purchase or other acquisition of any Person of all or substantially all the assets or any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

       "Additional Notes" means Indebtedness issued in reliance upon clause (b) of Section 4.9 pursuant to and whose terms are governed by this Indenture ranking pari passu with the Senior Notes.

       "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of a

Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Annualized Consolidated EBITDA" means Consolidated EBITDA multi plied by two.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable able immediately or only after the passage of time.

     "Board of Directors" or "Board" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participation or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, (iii) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii) and (iii) maturing within one year after the date of acquisition, and (iv) Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, provided that with respect to any Non-Domestic Person, Cash Equivalents shall also mean those investments that are comparable to clauses (ii) and (iv) above in such Person's country of organization or country where it conducts business operations.

     "Change of Control" means (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than the Principals or their Related Parties or a group that is controlled by one or more of the Principals, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) other than the Principals or their Related Parties or a group that is controlled by one or more of the Principals, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in the election of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office. A Person will not be deemed to be a member of a "group" for purposes of this definition solely by virtue of becoming party to an agreement with one or more Principals or their Related Parties that requires such Person to vote the voting stock of the Company in a manner specified by the Principals or their Related Parties.

     "Collateral" shall mean, collectively, the Collateral as defined in each of the Pledge Agreements.

     "Collateral Agent" shall have the meaning set forth in the Pledge
Agreements.

     "Company" means United International Holdings, Inc., a Delaware corpora-tion.

     "Consolidated Cash Flow Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) Consolidated Debt of such Person on the Transaction Date to (b) the aggregate amount of Annualized Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; provided that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Cash Flow Ratio shall be assumed to have occurred on the first day of the Reference Period and (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and business permanently discontinued or disposed of) for the Reference Period to
(b) the aggregate gate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Debt" means, with respect to any Person as of any date of determination, the aggregate amount of Indebtedness and Disqualified Capital Stock of such Person and its Subsidiaries outstanding as of such date of determination, determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated dated depreciation and amortization expense, and
(iii) Consolidated Fixed Charges, less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period and
(b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reason ably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Invested Equity Capital" means, with respect to any Person as of any date, the sum of the Invested Equity Capital of such Person as of such date and, without duplication, the Invested Equity Capital of each of its Subsidiaries and Restricted Affiliates as of such date. For purposes of calculating the Consolidated Invested Equity Capital of any Person as of any date, in order to avoid duplication, the Invested Equity Capital of a Subsidiary or Restricted Affiliate of such Person shall not include any amounts that would be included in the Consolidated Invested Equity Capital of any equity owner of such Subsidiary or Restricted Affiliate, to the extent that such amounts were utilized by such equity owner prior to such date to permit the incurrence of Indebtedness pursuant to clause (ii)(3) of the first paragraph of Section 4.9 hereof. For example, if a direct Subsidiary of the Company has Consolidated Invested Equity Capital of $100 and incurs $225 of such Indebtedness, then a direct or indirect Subsidiary (or a Restricted Affiliate) of such Subsidiary will not be deemed to have any Invested Equity Capital based on contributions or loans to it by such first Subsidiary. In addition, the Invested Equity Capital of a Subsidiary or Restricted Affiliate of a Person will never be considered to be greater than the Invested Equity Capital of such Person, except as a result of contributions of Invested Equity Capital to such Subsidiary or Restricted Affiliate by third parties.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income
(or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),
(b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary other than the Indenture.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any other Person other than a Subsidiary of such Person with such Person. The terms "Consolidate" or "Consolidated" have a correlative meaning to the foregoing.

     "Corporate Trust Officer of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 3 and 6 thereof.

     "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Senior Notes and (b) with respect to any Subsidiary or Restricted Affiliate of the Company, any Equity Interests of such Subsidiary or Restricted Affiliate other than (i) any common equity with no preference, privileges, or redemption or repayment provisions or (ii) preferred stock convertible into such common equity of such Subsidiary or Restricted Affiliate with no payment of dividends or liquidation preference due or payable thereon on or prior to 91 days following the Stated Maturity of the Senior Notes and the proceeds of which are used directly or indirectly in the business of such Subsidiary or Restricted Affiliate.

     "Equity Interest" of any Person means any shares, interests, participation or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Securities" means the Series B 10 3/4% Senior Secured Discount Notes due 2008, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to ex change Exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement that contain the information referred to in footnotes 1, 2 and 8 to the form of Security attached hereto as Exhibit A.

     "Exempted Affiliate Transaction" means (i) Restricted Payments comprised of pro rata dividends paid in cash on any class of Capital Stock and made in compli-ance with the Indenture, (ii) transactions, at arms-length and as so set forth in a Board Resolution, between or among holders of any Equity Interest of any Subsidiary of the Company and such Subsidiary, so long as such holder is not otherwise an Affiliate of the Company, (iii) transactions between or among the Company, and its Subsidiaries and Restricted Affiliates, and (iv) the Company or any of its Subsidiaries entering into or performing any employment agreement, stock option agreement or other agreement relating to the terms of employment, or compensation, or termination of employment in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary.

     "Existing Agreements" means (i) any and all instruments, as in effect on the Issue Date, between the Company or any of its Subsidiaries or Restricted Affiliates and a commercial lending institution or institutions, which makes borrowing of funds available to the Company or any such Subsidiary or Restricted Affiliate from such institution or institutions, and shall include the Sun Cable Facility with terms substantially similar to those described in the Offering Memorandum and (ii) any replacements of the instruments in clause (i) entered into by the respective Subsidiary or Restricted Affiliate that was party to the instrument so replaced or their respective successors and a commercial lending institution or institutions for an amount up to the maximum amount of the instrument so replaced.

     "Existing Note Indentures" means the indenture dated November 23, 1994 between the Company and the Trustee and the indenture dated November 22, 1995 between the Company and the Trustee, each as amended through the Issue Date, pursuant to which the Existing Notes were issued.

     "Existing Notes" means the 14% Senior Secured Discount Notes due 1999 issued by the Company pursuant to the Existing Note Indentures.

     "Fair Market Value" means, with respect to any asset or property, the price which would be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the Issue Date.

     "Global Security" means a Security that contains the information referred to in footnotes 3 and 6 to the form of Security attached hereto as Exhibit A.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The amount of any Guarantee shall be equal to the maximum potential liability in respect of the Guarantee, even if less than the Indebtedness supported by such Guarantee.

     "Holder" means a Person in whose name a Security is registered.

     "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditor; (b) all liabilities and obligations, contingent or otherwise, of such Persons (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon); (c) all net obligations of such

Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the Company.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Initial Securities" means the Series A 10 3/4% Senior Secured Discount Notes due 2008, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture and any Additional Notes, in either case that contain the information referred to in footnotes 4, 5 and 7 to the form of Security attached hereto as Exhibit A.

     "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Invested Equity Capital" means, with respect to any Person as of any date, without duplication, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at Fair Market Value at the time of contribution, determined in good faith by the Board of Directors) to such Person since the date of its creation in the form of common equity, plus,
(ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at Fair Market Value at the time of contribution, determined in good faith by the Board of Directors) to such Person since the date of creation by the holders of its common equity (and their Affiliates) in consideration of the issuance of preferred equity or Indebtedness, on a basis that is substantially proportionate to their common equity interests (with any disproportionately large equity interests received by the Company, a Restricted Affiliate, or a Subsidiary relative to their respective contributions being ignored for this purpose), plus, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at Fair Market Value at the time of contribution, determined in good faith by the Board of Directors) to such Person since the date of its creation by the Company or a Wholly Owned Subsidiary of the Company in consideration of the issuance of preferred equity or Indebtedness, less (iv) the value of all interest, returns in respect of Indebtedness, dividends and other distributions (in whatever form and however designated, valued at Fair Market Value as determined in good faith by the Board of Directors) made by such Person since the date of its creation to the holders of its common equity (and their Affiliates); provided that in no event shall the aggregate amount of interest, dividends and other distributions made to any holder of common equity of a Person (or its Affiliates) operate to reduce the Invested Equity Capital of such Person by more than the total contributions to such Person (per clauses (i) through (iii) above) by such equity holder (and its Affiliates), and less (v) the total amount of Investments (measured as of the date made but without giving effect to any proration) made by such Person pursuant to clause (e) of the definition of Permitted Investments since the date of the Indenture that are outstanding as of such date.

     "Investment" by any Person in any other Person means (without duplication)(a) the acquisition (whether by purchaser, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by Section 4.9 or the definition of Permitted Indebtedness the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary or no longer to be a Restricted Affiliate (and not thence to be a Subsidiary). The Company shall be deemed to make an Investment in an amount equal to the Fair Market Value of its Pro Rata Share of any Subsidiary or Restricted Affiliate (or, if neither the Company nor any of its Subsidiaries has therefore made an Investment in such subsidiary of affiliate, in an amount equal to its Pro Rata Share of the Investments being made), at the time that such Subsidiary or Restricted Affiliate is designated an Unrestricted Subsidiary or no longer to be a Restricted Affiliate (and not thence to be a Subsidiary) and any property transferred to an Unrestricted Subsidiary or such other Person from the Company and the Company's Pro Rata Share of the property transferred by a Subsidiary or Restricted Affiliate of the Company to such Person shall be deemed an Investment valued at its Fair Market Value at the time of such transfer.

     "Issue Date" means the date of first issuance of the Senior Notes under the Indenture.

     "JVI" shall mean Joint Venture, Inc., a Delaware corporation and direct Wholly Owned Subsidiary of the Company.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

     "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale.

     "Non-Domestic Person" means any direct or indirect Subsidiary or Restricted Affiliate of the Company that is organized under the laws of any jurisdiction, or has its principal business operations outside of the United States of America and Puerto Rico.

     "Obligations" means any principal, Accreted Value, Liquidated Damages, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the final Offering Memorandum of the Company, dated January 30, 1998, relating to the offer and sale of the Initial Securities in a transaction exempt from the requirements of Section 5 of the Securities Act.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.5 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Permitted Indebtedness" means any of the following:

          (a) that the Company may incur Indebtedness whose terms are governed by the Indenture up to the amounts specified therein as of the date thereof;

          (b) that the Company and the Subsidiaries and Restricted Affiliates, as applicable, may incur Refinancing Indebtedness with respect to any indebtedness or Disqualified Capital Stock, as applicable, described in clause
(a) of this definition, incurred pursuant to the second sentence or clauses (b) or (c), of Section 4.9 or which is outstanding on the Issue Date;

          (c) the Company and the Subsidiaries and Restricted Affiliates may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

          (d) the Company may incur Indebtedness to any Subsidiary or Restricted Affiliate, and any Subsidiary or Restricted Affiliate of the Company may incur Indebtedness to any other Subsidiary or Restricted Affiliate of the Company, or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Senior Notes and the date of any event that causes such Subsidiary or Restricted Affiliate no longer to be a Subsidiary or Restricted Affiliate shall be an Incurrence Date;

          (e) issuances of preferred stock or Indebtedness by a Subsidiary or a Restricted Affiliate of the Company to the holders (or their Affiliates) of the common equity of such Subsidiary or Restricted Affiliate on a basis that is substantially proportionate to their common equity interests (with any disproportionately large equity interests received by the Company, a Subsidiary of the Company or a Restricted Affiliate of the Company relative to their respective contributions being ignored for this purpose); and

          (f) Guarantees by the Company or a Subsidiary of the Company of up to $15 million in principal amount of Indebtedness of the Company's Subsidiaries or Restricted Affiliates at any one time outstanding and related accrued interest.

     "Permitted Investments" means Investments in (a) any of the Senior Notes;
(b) Cash Equivalents; (c) intercompany notes to the extent permitted under clause (d) of the definition of "Permitted Indebtedness," (d) Investments in any Person if as a result of such Investment such Person becomes a Subsidiary or Restricted Affiliate of the Company or is merged with or into Company or a Subsidiary or Restricted Affiliate of the Company, so long as the surviving entity if the Company or a Subsidiary or Restricted Affiliate of the Company and
(e) other Investments, provided that, after giving pro forma effect to teach such Investment, the aggregate amount of all such Investments made on and after the Issue Date that are outstanding (after giving effect to any such Investments that are returned to the Company or the Subsidiary or Restricted Affiliate that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed the sum of (i) $100 million, plus (i) the Net Cash Proceeds received by the Company from the sale (other than (A) to any Subsidiary or Restricted Affiliate of the Company, (B) to the extent used to effect a Qualified Exchange, or (C) to make Restricted Payments) of its Qualified Stock after the Issue Date, minus (iii) the amount of any payments made (other than pursuant to a Qualified Exchange) in connection with the retirement of the Series A Convertible Preferred Stock, plus (iv) net proceeds received from The Wharf (Holdings) Limited ("Wharf Holdings"), or any of its affiliates due to the wrongful acts, as determined in a final judgment of a court of competent jurisdiction, or pursuant to a contractual settlement of claims, in either case no longer subject to appeal or review, of Wharf Holdings or any of its affiliates, and plus (v) to the extent that any Unrestricted Subsidiary or Affiliate is properly designated as a Subsidiary or Restricted Affiliate in accordance with the terms of the Indenture, an amount equal to the Fair Market Value of the Company's Pro Rata Share of such properly designated Subsidiary or Restricted Affiliate. For purposes of clause (e), the amount of an Investment made by a Subsidiary, other than a Wholly Owned Subsidiary, or a Restricted Affiliate, shall be deemed to equal the total amount of such Investment multiplied by the Company's Pro Rata Share in such Person making the Investment.

     "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary; and (i) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Pledge Agreements" means (i) the First Amendment to the Amended and Restated Pledge Agreement dated as of the date of this Indenture and attached as Exhibit B hereto, as such agreement may be amended, modified or supplemented from time to time, and (ii) the Pledge Agreement dated as of the date of this Indenture and attached as Exhibit C hereto, as such agreement may be amended, modified or supplemented from time to time.

     "Pledged Collateral" means, collectively, the assets of the Company defined as Pledged Collateral in each Pledge Agreement.

     "Principals" means Apollo Cable Partners, L.P., Apollo Advisors. L.P., Albert M. Carollo, Lawrence F. De George, Lawrence J. De George, William J. Elsner, Lawrence Flinn, Jr., L. Flinn Jr. Family Partnership-I (so long as it is controlled by Lawrence Flinn, Jr.), Joseph E. Giovanini, Clarice J. Giovanini, Giovanini Investments, Ltd. (so long as it is controlled by Joseph E. or Clarice
J. Giovanini), Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. (so long as it is controlled by Gene W. Schneider), Janet S. Schneider and Mark L. Schneider.

     "Pro Rata Share" means that portion of an Investment that corresponds to the Company's direct or indirect percentage interest in the profits of the Person in whom such Investment was made or, in the case of a transfer of property, the direct or indirect percentage interest in the profits of the Person making such Investment (which would be 100% in the case of any Investments made by the Company directly). The Pro Rata Share of an Investment as of any date shall be determined in good faith by the Company's Board of Directors.

     "Public Equity Offering" means a primary underwritten public offering and sale, after the Issue Date, of Qualified Capital Stock of the Company registered pursuant to the Securities Act for Net Cash Proceeds (after commissions, discounts, fees and expenses) to the Company of at least $20 million.

     "Purchase Money Indebtedness" means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after-acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of such Person and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

     "Qualified Capital Stock" means any Equity Interest of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness (in the case of such Indebtedness, that was issued on or after the Issue Date) of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

     "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

     "Redemption Date," when used with respect to any Senior Note to be redeemed pursuant to Section 3.5 hereof and paragraph 4 of the Securities, means the date fixed for such redemption pursuant to such Section 3.5 and paragraph 4.

     "Redemption Price," when used with respect to any Senior Note to be redeemed pursuant to Section 3.5 hereof and paragraph 4 of the Securities, means the redemption price for such redemption specified pursuant thereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any to the Redemption Date.

     "Reference Period" with regard to any Person means the two full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of (a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount (or, if issued with an original issue discount, an original accreted value, determined in accordance with GAAP) or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing and the payment of any premium in accordance with the terms of the Indebtedness or Disqualified Capital Stock being refinanced, without regard to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and
(ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) such Refinancing Indebtedness of any Subsidiary or Restricted Affiliate of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock, as the case may be, of such Subsidiary or Restricted Affiliate, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Senior Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final installment of principal (or redemption payment) scheduled to come due no earlier than the final scheduled maturity of the Indebtedness or Disqualified Capital Stock to be so refinanced.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and between the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Related Business" means any business in which the Company, its Subsidiaries or affiliated companies are engaged, as of the date of the Indenture, or, directly or indirectly, (i) that consists primarily of, or is related to, operating, acquiring, developing and constructing multi-channel television systems, programming services, wire-based or "wireless" telephony services and related services, (ii) that uses existing or future technology for the transmission and delivery of programming, voice or other data or (iii) that supports or is incidental to any business listed in clause (i) or (ii).

     "Related Party" with respect to any Principal means (A) any controlling stockholder or, 80% (or more) owned Subsidiary of such Principal, or with respect to each individual Principal, (i) family partnerships, corporations or other entities holding Equity Interests in the Company solely for the benefit of such Principal or any of the Persons listed in (ii), (iii), (iv) or (v) below,
(ii) such Principal's spouse, (iii) such Principal's children, grandchildren, stepchildren, stepgrandchildren and their spouses, (iv) heirs, legatees and devisees, and (v) trusts solely for the benefit of any of the foregoing; or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Affiliate" means any Person that has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board of Directors that the Company has, directly or indirectly, the requisite control over such Person to prevent it from incurring any Indebtedness, issuing any preferred stock, making any dividend, distribution, repurchase, retirement, or payment with respect to its Capital Stock (except on a pro rata basis with respect to all holders of its Capital Stock), or otherwise taking any action at any time in contravention of Sections 4.7, 4.9 and 4.15 that are applicable to Restricted Affiliates. The Company will be required to deliver an Officers' Certificate to the Trustee, including a copy of the Board Resolution, upon designating any Person as a Restricted Affiliate. The Board of Directors may designate a Restricted Affiliate no longer to be a Restricted Affiliate, provided that no Default or Event of Default will occur as a consequence thereof and that such redesignation shall be an Investment treated as having been made as set forth in the last sentence of the definition of "Investment." The companies listed as Restricted Affiliates in Annex B to the Offering Memorandum shall be deemed to be Restricted Affiliates as of the Issue Date for purposes of this Indenture, until redesignated in compliance therewith.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

     "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary or Restricted Affiliate of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or Restricted Affiliate or parent of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary or Restricted Affiliate of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (ii) any dividend, distribution or other payment to, or Investment in, the Company or any of its Subsidiaries or Restricted Affiliates by the Company or any of its Subsidiaries or Restricted Affiliate.

     "Retained Assets" means the Company's ownership and other interests in the Persons that comprise the Teleport St. Petersburg operating Company.

     "SEC" or "Commission" means the Securities and Exchange Commission.

     "Securities" or "Senior Notes" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities and, to the extent not included in the definition of Initial Securities, the Additional Notes issued in compliance with clause (b) of Section
4.9 and whose terms are governed by this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Senior Notes" See the definition of Securities.

     "Series A Convertible Preferred Stock" means the 170,513 shares of the Company's Series A Convertible Preferred Stock outstanding on the Issue Date.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any Senior Note, means February 15, 2008.

     "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment by its terms or the terms of any document or instrument or instruments, relating thereto to the Senior Notes, in any respect or has a stated maturity on (except for the Senior Notes and any other Indebtedness incurred pursuant to clause (b) of Section 4.9) or after the Stated Maturity.

     "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, the managing general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Sun Cable Facility" shall have the meaning set forth in the Offering Memorandum.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UIPI" means United International Properties, Inc., a Delaware corporation and a direct Wholly Owned Restricted Subsidiary of the Company.

     "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Equity Interests of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that is designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided that
(i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, and (ii) after giving pro forma effect to such designation would there exist a Default or Event of Default. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a

Subsidiary, provided that no Default or Event of Default will occur as a consequence thereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. The companies listed as Unrestricted Subsidiaries in Annex C to the Offering Memorandum shall be deemed to be Unrestricted Subsidiaries as of the Issue Date for purposes of this Indenture, until redesignated in compliance therewith.

     "UPC" shall have the meaning set forth in the Offering Memorandum.

     "U.S. Government Obligations" or "U.S. Government Securities" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Wholly Owned Subsidiary" means a Subsidiary at least 99% of the Equity Interests of which are owned by the Company or one or more Wholly Owned Subsidiaries of the Company.

Section 1.2   OTHER DEFINITIONS.

   Term Defined                       in Section

   "Affiliate Transaction"                     4.11
   "Asset Sale"                                4.10
   "Asset Sale Offer"                          4.10
   "Asset Sale Offer Amount"                   4.10
   "Asset Sale Offer Price"                    4.10
   "Change of Control Offer"                   4.18
   "Change of Control Purchase Date"           4.18
   "Change of Control Offer Period"            4.18
   "Change of Control Purchase Price"          4.18
   "Covenant Defeasance"                        8.3
   "Event of Default"                           6.1
   "Excess Proceeds"                           4.10
   "incur"                                      4.9
   "Legal Defeasance"                           8.2
   "Paying Agent"                               2.3
   "Registrar"                                  2.3
   "Repurchase Offer"                           3.1
   "Restricted Payments"                        4.7
   "Unrestricted Investment"                   4.16

 Section 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

                "indenture securities" means the Securities;

                "indenture security holder" means a Holder of a Security;

                "indenture to be qualified" means this Indenture;

                "indenture trustee" or "institutional trustee" means the Trustess;

                "obligor" on the Securities means the Company and any successor obligor upon the Securities.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

 Section 1.4    RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

                (1) a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)  "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular;

                (5) provisions apply to successive events and transactions; and

                (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE II

                                THE SECURITIES

 Section 2.1   FORM AND DATING.

     The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issuable only in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall represent the aggregate amount of outstanding Securities that may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6


 Section 2.2   EXECUTION AND AUTHENTICATION.

     Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

     If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

     The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $1,375,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $1,375,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount at maturity in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $1,375,000,000, plus an amount of Additional Notes issued pursuant to this Indenture in reliance on clause (b) of
Section 4.9 and whose terms are governed by this Indenture, and except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

 Section 2.3   REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar"' includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

     The Company initially appoints The Depositary Trust Company ("DTC"), to act as Depositary with respect to the Global Securities.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

     The Company initially appoints Morgan Stanley & Co. Incorporated as Collateral Agent for purposes of the Pledge Agreements.

 Section 2.4   PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest (or Liquidated Damages, if any) on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as paying Agent for the Securities.

 Section 2.5   HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities, including the aggregate principal amount at maturity of the Senior Notes held by each thereof.

 Section 2.6   TRANSFER AND EXCHANGE.

               (a)  Transfer and Exchange of Definitive Securities.  When
                    ----------------------------------------------
Definitive Securities are presented to the Registrar with a request:

                    (x) to register the transfer of such Definitive Securities;
or

                    (y) to exchange such Definitive Securities for an equal principal amount at maturity of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                      (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                      (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act) that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (C) if such Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (D) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial
              ------------------------------------------------------------------
Interest in a Global Security.  A Definitive Security may not be exchanged for a
-----------------------------
beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                      (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                      (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount at maturity of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount at maturity.

          (c) Transfer and Exchange of Global Securities.  The transfer and
              ------------------------------------------
exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

          (d) Transfer of a Beneficial Interest in a Global Security for a
              ------------------------------------------------------------
Definitive Security.
-------------------

                      (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another such "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

               (C) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

               (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                      (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section

     2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities.
              ----------------------------------------------------------
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Definitive Securities in Absence of Depositary.
              ----------------------------------------------------------------
If at any time:

                      (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within ninety days after delivery of such notice; or

                      (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture, then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Securities, in exchange for such Global Securities.

          (g)       Legends.
                    -------

                      (i) Except as permitted by the following paragraphs (ii) and (iii) each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          "THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS

     AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF SENIOR NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED

     HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING."

                      (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

                      (iii) Any Exchange Securities issued in connection with the Exchange Offer shall not bear the legend set forth in (i) above and the Trustee shall rescind any restriction on the transfer of such Exchange Securities.

          (h)  Cancellation and/or Adjustment of Global Security.  At such time
               -------------------------------------------------
as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

          (i) Obligations with respect to Transfers and Exchanges of Definitive
              -----------------------------------------------------------------
Securities.
----------

                      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                      (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 4.10, 4.18 paragraph, 8.5, or 9.1 hereof).

                      (ii) The Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Section 3.5, except the unredeemed portion of any Definitive Security being redeemed in part, or
     (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Section 4.10 or Section
     4.18 hereof or redemption of Securities pursuant to Section 3.5 hereof and ending at the close of business on the day of such mailing.

                      (iv) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

          (j) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such

Security for all purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

 Section 2.7   REPLACEMENT SECURITIES.

     If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

 Section 2.8   OUTSTANDING SECURITIES.

     The Securities outstanding at any time are all the Securities authenticated by the Trustee (including any Security represented by a Global Security), except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. Except as set forth in
Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the principal amount of any Security is considered paid under Section
4.1 hereof, it ceases to be outstanding and it ceases to accrete.

 Section 2.9   TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount at maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Securities that are to be acquired by the Company, any Subsidiary of the Company or any Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Securities pass to the Company, such Subsidiary or such Affiliate, as the case may be.

 Section 2.10  TEMPORARY SECURITIES.

     Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities.

     Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

 Section 2.11  CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

 Section 2.1   RECORD DATE.

     The record date for purposes of determining the identity of Holders of the Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA (S) 316(c).

 Section 2.1   CUSIP NUMBER.

     The Company in issuing the Securities may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                  ARTICLE III

                           REDEMPTION AND REPURCHASE

 Section 3.1   OFFER TO REPURCHASE.

     In the event that, pursuant to Sections 4.10 or 4.18 hereof, the Company shall be required to commence an Asset Sale Offer or a Change of Control Offer (either, a "Repurchase Offer"), it shall follow the procedures specified below.

     The Company shall send, by first class mail, a notice of such Repurchase Offer to the Trustee and each of the Holders at the following times: (i) upon the commencement of an Asset Sale Offer or (ii) within 15 days following any Change of Control, as applicable. The notice of Repurchase Offer, which shall be sent to all Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to such Repurchase Offer. The notice of Repurchase Offer, which shall govern the terms of the Repurchase Offer, shall state:

               (a) that the Repurchase Offer is being made pursuant to this
Section 3.1 and Section 4.10 or 4.18 hereof, as applicable, and the length of time that such Repurchase Offer shall remain open;

               (b) in the case of an Asset Sale Offer, the Asset Sale Offer Price and the Asset Sale Offer Period and the relevant repurchase date;

               (c) in the case of a Change of Control Offer, the Change of Control Purchase Price and the Change of Control Purchase Date;

               (d) that any Security not tendered or accepted for payment shall continue to accrete and accrue interest, as applicable;

               (e) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to a Repurchase Offer shall cease to accrete after the repurchase date;

          (f) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, the depositary or a Paying Agent at the address specified in the notice at least three days before the repurchase date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period (with respect to an Asset Sale Offer) or not later than the close of business on the second Business Day preceding the applicable Change of Control Offer repurchase date (with respect to a Change of Control Offer), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (h) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof; and

          (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of a Repurchase Offer in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the repurchase date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     The Company shall comply with the requirements of Rule l4e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities in connection with a Repurchase Offer.

 Section 3.2   DEPOSIT OF REPURCHASE PRICE.

     One Business Day prior to or on any repurchase date set in connection with a Repurchase Offer, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the repurchase price required by this Indenture for all

Securities to be repurchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the repurchase price of all Securities repurchased.

     If the Company complies with the provisions of the preceding paragraph, on and after such repurchase date, the Securities or the portions of Securities to be repurchased in accordance with the provisions of this Indenture shall cease to accrete and interest will cease to accrue, as applicable.

 Section 3.3   DELIVERY OF SECURITIES AND PAYMENT OF PURCHASE PRICE.

     One Business Day prior to or on any repurchase date set in connection with a Repurchase Offer, the Company shall deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Securities or portions thereof being purchased by the Company and that such securities were accepted for repurchase by the Company in accordance with the terms of Section 3.1 hereof. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the repurchase date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Security to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Security surrendered, if any, provided, that each such new Security shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the repurchase date.

 Section 3.4   SECURITIES REPURCHASED IN PART.

     Upon surrender of a Security that is repurchased in part in connection with a Repurchase Offer, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount at maturity to the unpurchased portion of the Security surrendered.

 Section 3.5   RIGHT OF REDEMPTION.

     The Company shall have the right to redeem Securities as set forth in paragraph 4 of the Securities and as set forth herein. Redemption of Securities at the

Company's option shall be made only in accordance with this Section 3.5 and such paragraph 4. At its election, the Company may redeem the Securities in whole or in part, at the times and at the Redemption Prices specified in the form of Security attached as Exhibit A hereto, plus accrued and unpaid interest
                             ---------
and Liquidated Damages, if any, to the applicable Redemption Date. Except as provided in this paragraph and paragraph 4 of the Securities, the Securities may not otherwise be redeemed at the option of the Company.

     If the Company elects to redeem Securities pursuant to this Section 3.5 and paragraph 4 of the Securities, the Company shall notify the Trustee in writing of the date on which the applicable Securities are to be redeemed (a "Redemption Date") and the principal amount at maturity thereof to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

     The Company shall give each notice to the Trustee provided for in this
Section 3.5 at least 30 days before the Redemption Date (unless a shorter notice shall be required by applicable law). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     If fewer than all of the Securities are to be redeemed pursuant to Paragraph 4 thereof, the Trustee shall, if applicable, select from among such Securities to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

     The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount at maturity thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount at maturity of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     At least 30 days but not more than 60 days before each Redemption Date (unless another notice period shall be required by applicable law), the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a shorter notice period shall be required by applicable law) to such Holder's last address as then shown upon the register of the Registrar. At the Company's request, the Trustee shall give the notice of redemp-tion in the Company's name and at the Company's expense. Each notice for redemp-tion shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price, plus the amount of accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

          (3) the name, address and telephone number of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (5) that, unless (a) the Company defaults in its obligation to deposit cash with the Paying Agent in accordance with this Section 3.5 or (b) such redemption payment is prevented for any reason, interest and accretion of Accreted Value on Securities called for redemption ceases accrual of on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount at maturity, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued;

          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of such Securities to be redeemed;

          (8) the CUSIP number of the Securities to be redeemed; and

          (9) that the notice is being sent pursuant to this Section 3.5 and pursuant to the redemption provisions of Paragraph 4 of the Securities.

     Once notice of redemption is mailed in accordance with this Section 3.5, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, plus accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest constituting part of the Redemption Price shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

     On or before the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company), cash sufficient to pay the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, of all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

     If the Company complies with the preceding paragraph and the other provisions of this Section 3.5 and payment of the Securities called for redemption is not prevented for any reason, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything in this
Section 3.5 to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph and the other provisions of this Section 3.5, interest shall continue to accrue and Accreted Value to increase and be paid from and including the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in this Indenture and the Securities.

     Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount at maturity to the unredeemed portion of the Security surrendered.


                                  ARTICLE IV

                                   COVENANTS

 Section 4.1   PAYMENT OF SECURITIES.

     The Company shall pay or cause to be paid the principal of and premium, if any, on the Securities on the dates and in the manner provided in the Securities. Principal, and premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, and premium, if any, then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Accreted Value, interest and premium, if any, at the rate equal to l% per annum in excess of the then applicable interest rate (or rate of accretion, as applicable) on the Securities to the extent lawful.

 Section 4.2   MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location and any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

 Section 4.3   REPORTS.

          (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Senior Notes remain outstanding, the Company shall deliver to the Trustee and to each Holder, and to prospective purchasers of Senior Notes identified to the Company by Holders (i) within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such copies, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission and
(ii) any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall also comply with the provisions of TIA (S) 314(a).

          (b) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Senior Notes under this Section 4.3.

 Section 4.4   COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days alter the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge Agreement and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge Agreements and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Pledge Agreements (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

 Section 4.5   TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith, and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

 Section 4.6   STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

 Section 4.7   LIMITATION ON RESTRICTED PAYMENTS.

     The Company will not, and will not permit any of its Subsidiaries or Restricted Affiliates to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an

Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in clause (i) of Section 4.9 or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries and Restricted Affiliates, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which internal financial statements are available (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary or Restricted Affiliate of the Company and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date, less (c) any amounts applied to the uses set forth in clause (e) of the definition of "Permitted Investment."

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (u) any dividend, distribution or payment of interest on Disqualified Capital Stock permitted by Section 4.9 (v) open market repurchases of publicly traded shares of the Company's common stock from Persons other than officers, employees, directors or Affiliates of the Company, and repurchases (whether or not in the open market) of such stock from the estate of any Principal or from a Related Party of such Principal, in either case upon the death of such Principal, in an aggregate amount not to exceed $15 million on and after the Issue Date, (w) the retirement of the shares of the Series A Convertible Preferred Stock outstanding on the Issue Date on its final redemption date and in accordance with its terms as of the Issue Date, (x) any dividend, distribution, or other payment (other than a repurchase) by any Subsidiary or Restricted Affiliate of the Company on its Equity Interests that is paid pro rata to all holders of such Equity Interests, and any repurchase for Fair Market Value as determined by the Board of Directors by any Subsidiary or Restricted Affiliate of the Company of any of such Subsidiary's or Restricted Affiliate's Equity Interests, (y) a Qualified Exchange, or (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. The full amount of any Restricted Payment made pursuant to the foregoing clauses (v), (w) and (z) (but not pursuant to clauses (u), (x) or (y)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

     For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the Fair Market Value thereof, as determined in good faith by the Board of Directors of the Company. Additionally, on the date of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the Indenture.

 Section 4.8 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Senior Notes or the Indenture or by other Indebtedness of the Company ranking pari passu with the Senior Notes, provided such restrictions are no more restrictive than those imposed by the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to the Company or any of its Subsidiaries, or Restricted Affiliates, or to any of their property, assets or businesses, (e) any such restriction or requirement imposed by Indebtedness or Disqualified Capital Stock incurred under Section 4.9, provided such restriction or requirement is no more restrictive than that imposed by the Indenture or any other instrument (including with respect to such Indebtedness) entered into by the Company or a Subsidiary governing the terms of a bona fide borrowing by the Company or a Subsidiary from a third party commercial lender for valid business purposes, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this
Section 4.8 that are not more restrictive than those being replaced and do not apply to the Company or any of its Subsidiaries, or Restricted Affiliates or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

 Section 4.9 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.

     The Company will not, and will not permit any of its Subsidiaries or Restricted Affiliates to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock, then
(i) if on the date of such incurrence (the "Incurrence date"), the Consolidated Cash Flow Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Cash Flow Ratio, the use of proceeds thereof, would be no more than 6.5 to 1.0 (the "Debt Incurrence Ratio"), then the Company may incur Indebtedness or Disqualified Capital Stock, provided such Indebtedness or Disqualified Capital Stock matures after, and has no payment of cash or property (other than payments in Qualified Capital Stock or in such Indebtedness or Disqualified Capital Stock) scheduled on or prior to, February 15, 2003, and
(ii) if on the Incurrence Date either (1) the Consolidated Cash Flow Ratio of a Subsidiary or Restricted Affiliate of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and to the extent set forth in the definition of Consolidated Cash Flow Ratio, the use of proceeds thereof, would be no more than 7 to 1, or (2) the Consolidated Coverage Ratio of such Subsidiary or Restricted Affiliate for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be no less than 1.75 to 1, or (3) after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock, and, to the extent used to retire other Indebtedness or Disqualified Capital Stock, the use of proceeds therefrom, the amount of Indebtedness or Disqualified Capital Stock outstanding of such Subsidiary or Restricted Affiliate would not exceed 225% of the Consolidated Invested Equity Capital of such Subsidiary or Restricted Affiliate, then, other than UIPI or JVI, such Subsidiary or Restricted Affiliate may incur such Indebtedness or Disqualified

Capital Stock, provided in the case of each of (ii)(1), (2) and (3) the net proceeds therefrom are used in a Related Business of the Company or any affiliated company of the Company, and, for the purposes of this clause (ii), other than UIPI or JVI, a Subsidiary or Restricted Affiliate may be a co-obligor or guarantor on such Indebtedness or Disqualified Capital Stock of another Subsidiary or Restricted Affiliate of the Company (A) if such Subsidiary or Restricted Affiliate owns, either directly or indirectly through one or more Subsidiaries or Restricted Affiliates of the Company, all or a portion of the Equity Interests of the Subsidiary or Restricted Affiliate of the Company, other than UIPI or JVI, that incurred such Indebtedness or Disqualified Capital Stock,
(B) if all or a portion of the Equity Interests of such Subsidiary or Restricted Affiliate is owned either directly or indirectly through one or more Subsidiaries or Restricted Affiliates of the Company by the Subsidiary or Restricted Affiliate, other than UIPI and JVI, that incurred such Indebtedness or Disqualified Capital Stock or (C) if such Subsidiary or Restricted Affiliate owns, either directly or indirectly through one or more Subsidiaries or Restricted Affiliates of the Company, all or a portion of the business that will use the proceeds of such Indebtedness.

     In addition, the foregoing limitations will not apply to:

          (a) the incurrence by the Company or, except for UIPI and JVI, its Subsidiaries and Restricted Affiliates of Indebtedness, provided that the aggregate amount of such Indebtedness outstanding at any time pursuant to this paragraph (a) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not exceed $25 million;

          (b) if no Event of Default shall have occurred and be continuing, the incurrence by the Company of Indebtedness represented by additional Senior Notes or other Indebtedness maturing on or after the Stated Maturity of the Senior Notes in an aggregate principal amount at maturity equal in amount sufficient to generate up to an aggregate of $75 million in gross proceeds; and

          (c) if no Event of Default shall have occurred and be continuing, the incurrence by Subsidiaries or Restricted Affiliates of the Company of Indebtedness pursuant to the Existing Agreements up to, but not in excess of the maximum applicable amounts of Indebtedness available for borrowing pursuant to the terms of each such Existing Agreement as in effect on the date of the Indenture; provided that, in determining the maximum applicable amounts available it shall be assumed that the Company satisfies any applicable conditions to borrowing.

     Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary or Restricted Affiliate of the Company (including upon designation of any subsidiary or other Person as a

Subsidiary or Restricted Affiliate) or is merged with or into or consolidated with the Company or a Subsidiary or Restricted Affiliate of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary or Restricted Affiliate of the Company or is merged with or into or consolidated with the Company or a Subsidiary or Restricted Affiliate of the Company, as applicable.

     Notwithstanding anything in the Indenture to the contrary, the Company shall not be permitted to incur Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company, unless such Indebtedness to be incurred is also subordinated in right of payment to the Senior Notes at least as to the same extent and neither UIPI nor JVI shall incur any Indebtedness other than permitted intercompany Indebtedness to the Company.

 Section 4.10  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.

     The Company will not, and will not permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets (other than cash or Cash Equivalents), including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (1)(a) within 360 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied (i) to the optional redemption of the Senior Notes in accordance with the terms of the Indenture and other Indebtedness of the Company ranking on a parity with the Senior Notes with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of such Asset Sale, pro rata in proportion to the respective Accreted Value (or principal amount and accrued interest in the case of Indebtedness without an original issue discount) of the Senior Notes and such other Indebtedness then outstanding, (ii) to the repurchase of the Senior Notes and such other Indebtedness ranking on a parity with the Senior Notes and having similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of such asset sale pursuant to an irrevocable, unconditional cash offer (pro rata in proportion to the respective Accreted Value (or principal amount and accrued interest in the case of Indebtedness without an original issue discount) of the Senior Notes and such other Indebtedness then outstanding) to repurchase the Senior Notes and such other Indebtedness (the "Asset Sale Offer") at a purchase price of 100% of Accreted Value (the "Asset Sale Offer Price"), together with accrued interest and Liquidated Damages, if any, to the date of payment, made within 360 days of such Asset Sale, or (iii) to the repayment of Indebtedness issued by a Subsidiary of the Company (in respect of which

Indebtedness the Company is not a direct or contingent obligor) if required by the terms of such Indebtedness, or (b) within 360 days following such Asset Sale, the Asset Sale Offer Amount is invested in fixed assets and property which in the good faith reasonable judgment of the Board of Directors of the Company will be an asset of, and constitute or be a part of a Related Business of, the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or is used to make Permitted Investments (other than Cash Equivalents), (2) at least 85% of the consideration for such Asset Sale or series of related Asset Sales consists of Cash or Cash Equivalents, and (3) the Board of Directors of the Company determines, in good faith, that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

     An Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in any of clauses (1)(a)(i), 1(a)(iii) and 1(b) above (the "Excess Proceeds") exceeds $20 million, provided that, in the case of an Asset Sale by a Subsidiary that is not a Wholly Owned Subsidiary, only the Company's pro rata portion of such Net Cash Proceeds shall constitute Net Cash Proceeds subject to the provisions of this Section 4.10. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest and Liquidated Damages, if any, to the purchase of all Senior Notes and, if applicable, such other Indebtedness ranking on a parity with the Senior Notes and with provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds of such Asset Sale properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Senior Notes so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of clause (2) above, total consideration received means the total consideration received for such Asset Sales, minus the amount of (a) Indebtedness (other than Subordinated Indebtedness) assumed by a transferee of such Asset Sale, (b) Purchase Money Indebtedness secured solely by the assets sold and repaid upon such Asset Sale or assumed by a transferee of such Asset Sale and (c) property that within 30 days of such Asset Sale is converted into Cash or Cash Equivalents (to the extent of such cash or Cash Equivalents received), provided that, with respect to this clause (c), such cash or Cash Equivalents so received shall be deemed to have been received on the date of such Asset Sale and shall be applied in the manner and within the time specified by Section 4.10 pertaining to the proceeds from such Asset Sale.

     Notwithstanding, and without complying with, the foregoing provisions of the other paragraphs of Section 4.10:

     (i) the Company and its Subsidiaries may, in the ordinary course of business, (A) convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business and (B) liquidate Cash Equivalents;

     (ii) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.1;

     (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

     (iv) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Subsidiaries or Restricted Affiliates;

     (v) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender of contract, tort or other claims of any kind or grant Liens not prohibited by the Indenture;

     (vi) the Company and its Subsidiaries may exchange all or a portion of its property, businesses or assets for Permitted Investments or for property, businesses or assets of a type used in a Related Business, or a combination of any such Permitted Investments, property, businesses or assets; provided that any Cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the immediately preceding provisions of this
Section 4.10; and provided, further, that in the case of a transaction exceeding $15 million of consideration to any party thereto, the Company shall have obtained a favorable written opinion by an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Subsidiary of the proposed transaction.

     All Net Cash Proceeds from an Event of Loss shall be invested or used to repurchase Senior Notes, all within the period and as otherwise provided above in clause (1) of the first paragraph of this Section 4.10.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, compliance by the Company or any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.10.

 Section 4.11  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any of its Subsidiaries on or after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate of the Company (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempted Affiliate Transactions, (i) unless it is determined by the Board of Directors as evidenced by a Board Resolution, that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's length transaction with a non-Affiliate, (ii) if involving consideration to either party in excess of $1 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $10 million, unless, in addition, the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

 Section 4.12  LIMITATION ON LIENS.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, grant, incur or suffer to exist, other than Permitted Liens, any Lien upon any of the property or assets of UIPI or JVI, whether now owned or hereafter acquired upon any income profits therefrom.

     Notwithstanding anything in the Indenture to the contrary, the Company will not and will not permit any of its Subsidiaries or Restricted Affiliates to, directly or indirectly, grant, incur or suffer to exist any Lien other than Permitted Liens (other than with respect to clause (a) (other than the Lien in existence on the Issue Date on the Collateral in connection with the Existing Notes) or clauses (d), (e), (g), (h) and (i) thereof) on the Collateral, except
(i) the Lien created by the Indenture for the benefit of the Holders of the Senior Notes, (ii) Liens securing Indebtedness ranking on a parity with the Senior Notes incurred in accordance with the Company's Debt Incurrence Ratio pursuant to clause (i) of the first paragraph or clause (b), of Section

4.9 and, (iii) in the case of the UIPI-related Collateral only, the Existing Indentures as in effect on the Issue Date.

 Section 4.13  LINES OF BUSINESS.

     The Company will not, and will not permit any of its Subsidiaries or Restricted Affiliates to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

 Section 4.14  CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

 Section 4.15  LIMITATIONS ON SUBSIDIARY STRUCTURE.

     Notwithstanding anything in this Indenture to the contrary, the Company shall not make any Investment in any Person, directly or indirectly, other than through UIPI or JVI, which together shall be required to hold, directly or indirectly, all Investments made by the Company or any of its Restricted Subsidiaries after the date of this Indenture. In addition, (i) except as permitted by clause (v) of this Section 4.15, each of UIPI and JVI shall at all times continue to be a direct Wholly Owned Subsidiary of the Company and the Company will not have any other direct subsidiaries other than the Retained Assets, (ii) neither UIPI nor JVI shall (although their Subsidiaries and Restricted Affiliates may, to the extent permitted by Section 4.09 hereof) incur any Indebtedness, except intercompany Indebtedness from UIPI or JVI to the Company that is pledged pursuant to the Pledge Agreements, or issue any preferred stock, (iii) that JVI (or, if JVI is merged into UIPI as permitted by clause (v) of this Section 4.15, UIPI) will be the direct beneficial and record owner or all of the Company's direct and indirect interests in UPC other than those interests held or reserved to be held (as of the Issue Date) through the foundation administering UPC's employee equity incentive plan, (iv) that neither UIPI nor JVI will incur or suffer to exist any Lien, other than Permitted Liens, on any of its assets or property, and (v) neither JVI nor UIPI shall consolidate or merger with or into any other Person (other than each other) after the date that no Existing Note is outstanding and provided that the Trustee for the benefit of the Holders of the Senior Notes has a perfected security interest in all of the Collateral and no other Person has any Lien on the Collateral not permitted by Section 4.12.

 Section 4.16  LIMITATION ON STATUS AS INVESTMENT COMPANY.

     The Company shall not, and shall not permit any of its Subsidiaries and Restricted Affiliates to conduct its business in a fashion that would cause it to be required to register as an "investment company" (as this term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.



 Section 4.17  RULE 144A INFORMATION REQUIREMENT.

     The Company shall furnish to the Holders of the Securities and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as either the Company has concluded an offer to exchange the Exchange Securities for the Initial Securities or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of such resale registration statement.

 Section 4.18 REPURCHASE OF SENIOR NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     In the event that a Change of Control has occurred, each holder of Senior Notes will have the right, at such holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's Senior Notes (provided that the principal amount at maturity of such Senior Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 40 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the Accreted Value thereof at the Change of Control Purchase Date (the "Change of Control Purchase Price"), together with accrued interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 15 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period").


                                   ARTICLE V

                                   SUCCESSORS

 Section 5.1   LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Senior Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction, and (iii) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter have a Debt Incurrence Ratio (as though such entity were the Company) no greater than the Company's Debt Incurrence Ratio immediately prior to such transaction.

 Section 5.2   SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidated Plan of Liquidation or into which the Company is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be (except in the case of a lease) substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Senior Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries or Restricted Affiliates, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.


                                  ARTICLE VI
                             DEFAULTS AND REMEDIES

 Section 6.1   EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

          (a) the Company defaults in the payment of any installment of interest when due and the continuance of such default for 30 days;

          (b) the Company defaults in the payment when due of the principal, or Accreted Value (as applicable), or premium of the Securities, at maturity, upon acceleration, repurchase or otherwise;

          (c) the Company fails to comply with any of the provisions of Section 4.7, 4.9, 4.10, 4.15, 4.18. or 5.1 hereof;

          (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Securities for 60 days after notice to the Company by the Trustee or notice to the Company and the Trustee by the Holders of at least 25% in principal amount at maturity of the Securities then outstanding;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates $10 million or more;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10 million;

          (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                      (i)   commences a voluntary case,

                      (ii) consents to the entry of an order for relief against it in an involuntary case,

                      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                      (iv) makes a general assignment for the benefit of its creditors, or

                      (v) generally is not paying its debts as they become due; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                      (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                      (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (i) the Company breaches any material representation warranty or agreement set forth in either of the Pledge Agreements, or a default by the Company in the performance of any covenant set forth in either of the Pledge Agreements occurs, or the Company repudiates its obligations under either of the Pledge Agreements or any material provision of either of the Pledge Agreements are held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect.

 Section 6.2   ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.1 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, unless the principal of all of the Senior Notes shall have already become due and payable, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice") may declare all Accreted Value, accrued interest and Liquidated Damages, if any, thereon the Securities to be due and payable immediately. Upon any such declaration, the Accreted Value of the Securities shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.1 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary all Accreted Value, accrued interest and Liquidated Damages, if any, thereon shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount at maturity of the then outstanding Securities by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, or premium or Liquidated Damages, if any, that has become due solely because of the acceleration and except on default with respect to any provision requiring a super-majority approval to amend, which default may only be waived by such a super-majority) have been cured or waived. Except as provided below in the following paragraph, in the event of any such acceleration of Securities, the Company will become obligated to pay the Accreted Value, plus all applicable premiums, accrued interest and Liquidated Damages, of the Senior Notes immediately.

     The Holders of a majority in aggregate principal amount at maturity of the Senior Notes at any time outstanding may waive on behalf of all the Holders any default, except a default with respect to any provision requiring a super-majority approval to amend, which default may only be waived by such a super-majority, and except a default in the payment of principal of, Accreted Value, or interest or Liquidated Damages on any Senior Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Senior Note affected. Subject to Article 7, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount, at maturity, of the Senior Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

 Section 6.3   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, Accreted Value, and premium, and accrued interest and Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Pledge Agreements.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

 Section 6.4   WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount at maturity of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, Accreted Value, or premium, and accrued interest and Liquidated Damages, if any, the Securities (which is required to be unanimous), and except in connection with a Repurchase Offer (which requires at least 66.67% in principal amount at maturity of the then outstanding Securities). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

 Section 6.5   CONTROL BY MAJORITY.

     Holders of a majority in principal amount at maturity of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

 Section 6.6   LIMITATION ON SUITS.

     A Holder of a Security may pursue a remedy with respect to this Indenture or the Securities only if:

          (a) the Holder of a Security gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount at maturity of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Security or Holders of Securities offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

 Section 6.7   RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, Accreted Value, and premium, and interest and Liquidated Damages, if any, on the Security, on or after the respective due dates expressed in the Security (including in connection with a Repurchase Offer or in respect of the redemption thereof), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

 Section 6.8   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium, if any, remaining unpaid on the Securities and interest on overdue principal and such other amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

 Section 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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

 Section 6.10  PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, Accreted Value, and premium, and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, Accreted Value, and premium, and interest and Liquidated Damages, if any, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

 Section 6.11  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to
Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Securities.


                                  ARTICLE VII

                                    TRUSTEE

 Section 7.1   DUTIES OF TRUSTEE.

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

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b),and (c) of this Section 7.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Except with respect to Sections 4.1 and 4.4 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 4.4 and 6.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

 Section 7.2   RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

 Section 7.3   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

 Section 7.4   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representations to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

 Section 7.5   NOTICE OF DEFAULTS.

     The Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

 Section 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE SECURITIES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

 Section 7.7   COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and, the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

 Section 7.8   REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so noticing the Company. The Holders of Securities of a majority in principal amount at maturity of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Securities of at least 10% in principal amount at maturity of the then outstanding

Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with
Section 7.10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

 Section 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor, corporation if otherwise eligible hereunder without any further act shall be the successor Trustee.

 Section 7.10  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(l), (2) and (5). The Trustee is subject to TIA (S)310(b).

 Section 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

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     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                  ARTICLE VII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

 Section 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time prior to the Stated Maturity, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

 Section 8.2   LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, and interest and Liquidated Damages, if any, on such Securities when such payments are due from the funds held by the Trustee in the trust, (b) the Company's obligations with respect to such Securities under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof.

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

 Section 8.3   COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding"
for all other purposes hereunder.   For this purpose, Covenant Defeasance means
that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, Sections 6.1(c) through 6.1(f) hereof shall not constitute Events of Default.

 Section 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Securities:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Senior Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Senior Notes, and the holders of Senior Notes must have a valid, perfected, exclusive security interest in such trust;

          (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has

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

received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.1(g) or 6.1(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in, in the case of the Officers' Certificate, (a) through
(d) and, in the case of an Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this paragraph have been complied with.

  Section 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

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

     Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

 Section 8.6   REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, on any Security and remaining unclaimed for two years after such principal, and premium, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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

 Section 8.7   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

 Section 9.1   WITHOUT CONSENT OF HOLDERS OF SECURITIES.

     Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Pledge Agreements or the Securities without the consent of any Holder of a Security:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger, consolidation or sale of all or substantially all of the Company's assets pursuant to Article Five hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder or under the Pledge Agreements of any Holder of the Securities;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

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

          (f) to provide for the issuance of one or more series of Additional Notes pursuant to the Indenture to the extent permitted by the terms of clause
(b) of Section 4.09.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate Agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

 Section 9.2   WITH CONSENT OF HOLDERS OF SECURITIES.

     Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture or the Pledge Agreement and the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, Accreted Value, or premium, interest or Liquidated Damages, if any, on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Pledge Agreements or the Securities may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Notwithstanding the foregoing, without the consent of at least 66 2/3% in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), no waiver or amendment to this Indenture or the Pledge Agreements may release any Collateral from the Lien created by this Indenture and the Pledge Agreements or make any change in the provisions of Section 4.18 hereof (including by way of an amendment to any of the definitions used in any such provisions) that adversely affects the rights of any Holder of Securities.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with

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

the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

          (a) reduce the principal amount at maturity of Securities whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of, or premium, or change the fixed maturity of any Security or alter or waive any of the provisions with respect to the repurchase of the Securities, except as provided above with respect to Sections
4.18 hereof;

          (c) reduce the rate of accretion of Accreted Value or interest on any Security, or the Asset Sale Offer Price or the Change of Control Purchase Price, or extend the time for payment of any interest;

          (d) waive a Default or Event of Default in the payment of principal of, Accreted value, interest, Liquidated Damages or premium, if any, on the Securities;

          (e) make any Security payable in money other than that stated in the Securities, or change the place of payment where any Senior Note or any premium or the interest, if any, thereon is payable;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of

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

principal of, Accreted Value, interest, Liquidated Damages or premium, if any, on the Securities;

          (g) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions;

          (h) cause the Senior Notes to become subordinated in right of payment to any other Indebtedness.

 Section 9.3   COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

 Section 9.4   REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

 Section 9.5   NOTATION ON OR EXCHANGE OF SECURITIES.

     The Trustee may plan an appropriate notation about amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

 Section 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors

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

approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent have been complied with.


                                   ARTICLE X

                            COLLATERAL AND SECURITY

 Section 10.   PLEDGE AGREEMENTS.

     The due and punctual payment of the principal of or Accreted Value (as applicable), and premium, if any, on the Securities when and as the same shall be due and payable, whether at maturity, by acceleration, repurchase or otherwise, and interest on the overdue principal or Accreted Value (as applicable) of, and premium, if any, on the Securities and performance of all other Obligations of the Company to the Holders of Securities or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreements that the Company has entered into simultaneously with the execution of this Indenture (copies of which are attached hereto as Exhibits B and C). Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreements (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreements to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Securities, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

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

 Section 10.2  RECORDING AND OPINIONS.

          (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

          (b) The Company shall furnish to the Collateral Agent and the Trustee on February 5 in each year beginning with February 5, 1998, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurances is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Collateral Agent and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          (c)  The Company shall otherwise comply with the provisions of TIA
(S)314(b).

 Section 10.3  RELEASE OF COLLATERAL.

          (a) Subject to subsections (b), (c) and (d) of this Section 10.3, Pledged Collateral may be released from the Lien and security interest created by the Pledge Agreements at any time or from time to time in accordance with the provisions of the Pledge Agreements or as provided hereby.

          (b) No Pledged Collateral shall be released from the Lien and security interest created by the Pledge Agreements pursuant to the provisions of the Pledge Agreements unless there shall have been delivered to the Collateral Agent an Officers' Certificate certifying that all conditions precedent hereunder have been met.

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

Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Pledge Agreement.

          (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Pledged Collateral pursuant to the provisions of the Pledge Agreement shall be effective as against the Holders of Securities.

          (d) The release of any Pledged Collateral from the terms of this Indenture and the Pledge Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms hereof or of the Pledge Agreements. To the extent applicable, the Company shall cause TIA
(S)313(b), relating to reports, and TIA (S) 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreements, to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

 Section 10.4  CERTIFICATES OF THE COMPANY.

     The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Pledge Agreement,
(i) all documents required by TIA (S)314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA (S)314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

 Section 10.5  CERTIFICATES OF THE TRUSTEE.

     In the event that the Company wishes to release Pledged Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 10.3 and 10.4 hereof, the

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

Trustee shall determine whether it has received all documentation required by TIA (S)314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.4, shall deliver a certificate to the Collateral Agent setting forth such determination.

 Section 10.6 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

     Subject to the provisions of Section 7.1 and 7.2 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreements or this Indenture and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

 Section 10.7 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENTS.

     The Trustee is authorized to receive any funds for the benefit of the Holders of Securities distributed under the Pledge Agreements, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

 Section 10.8  TERMINATION OF SECURITY INTEREST.

     Upon the payment in full of all Obligations of the Company under this Indenture and the Securities, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreements.


                                  ARTICLE XI

                                 MISCELLANEOUS

 Section 11.1   TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

 Section 11.2   NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:

               United International Holdings, Inc.
               4643 South Ulster Street
               Denver, Colorado 80237
               Telecopier No.: (303) 770-4207
               Attention: Chief Financial Officer

     With a copy to:

               Holme Roberts & Owen LLP
               1700 Lincoln, Suite 4100
               Denver, Colorado 80203
               Telecopier No.: (303) 866-0200
               Attention: Garth B. Jensen, Esq.

     If to the Trustee:

               Firstar Bank of Minnesota, N.A.
               101 East 5/th/ Street
               St. Paul, Minnesota  55101
               Telecopier No.:
               Attention: Corporate Trust Department


     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

 Section 11.3 COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF SECURITIES.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

 Section 11.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section

11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

 Section 11.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S)314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

 Section 11.6   RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

 Section 11.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No past present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Pledge Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

 Section 11.8   GOVERNING LAW.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMIT TED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURIS-DICTION.

 Section 11.9    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

 Section 11.10   SUCCESSORS.

     All Agreements of the Company in this Indenture and the Securities shall bind its successors. All Agreements of the Trustee in this Indenture shall bind its successors.

 Section 11.11   SEVERABILITY.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

 Section 11.12 COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

 Section 11.13 HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

 Section 11.14 REGISTRATION RIGHTS

     Certain Holders of the Securities may be entitled to certain registration rights with respect to the Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

Dated as of February 5, 1998  UNITED INTERNATIONAL HOLDINGS, INC.


                              By:   /s/ J. Timothy Bryan
                                 ----------------------------------
                                  Name:  J. Timothy Bryan
                                  Title: Chief Financial Officer


Attest:


/s/   Ellen P. Spangler             (SEAL)
---------------------------


Dated as of February 5, 1998  FIRSTAR BANK OF MINNESOTA N.A.



                              By:    /s/   Frank P. Leslie III
                                 ----------------------------------
                                  Name:  Frank P. Leslie III
                                  Title: Vice President


Attest:


/s/   Angela Weidell LaBathe             (SEAL)
----------------------------------

                                   EXHIBIT A
                             (Form of Senior Note)

           Series A/1/ 10 3/4% Senior Secured Discount Note due 2008




No._______                                                      $ ____________
CUSIP No. _____
ISIN No. _____

     UNITED INTERNATIONAL HOLDINGS, INC. promises to pay to ______________ or its registered assigns, the principal sum of ____________ DollarS ($ ________), which amount includes amortization of original issue discount, on February 15, 2008.

     Interest Payment Dates:       February 15 and August 15
     Record Dates:                 February 1 and August 1

Dated: ____________

UNITED INTERNATIONAL
HOLDINGS, INC.

By:_______________________
     Name:
     Title:

By:______________________
     Name:
     Title:

(SEAL)



[Insert legend required by Section 1.1275-3 of the Treasury Regulations]



[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

-----------------------------


/1/      Series A should be replaced with Series B in the Exchange Securities.

                                     This is one of the
                                     Securities described in the
                                     within-mentioned Indenture.


                                     FIRSTAR BANK OF MINNESOTA N.A.
                                     as Trustee

                                     By:____________________________
                                          Authorized Signatory


          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                      UNITED INTERNATIONAL HOLDINGS, INC.

           Series A/2/ 10 3/4% Senior Secured Discount Note due 2008


          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein./3/


               "THE SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
          ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB

---------------------

/2/ Series A should be replaced with Series B in the Exchange Securities.

/3/ This paragraph should only be added if the Security is issued in global form.

          PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF SENIOR NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING."/4/

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below, unless otherwise indicated.

          1. METHOD OF PAYMENT. The initial Accreted Value will increase at the rate of 10 3/4% per annum, compounded semi-annually, on the Senior Notes. Payment of the principal of, or premium, if any, on the Senior Notes or such

----------------

/4/ This paragraph should only be added for the Transfer Restricted Securities.

lesser amount payable upon the acceleration of the maturity of the Senior Notes will include accrued amortization of original issue discount. Interest payable in cash will commence to accrue on February 15, 2003, and will be payable on each February 15 and August 15 thereafter until maturity commencing August 15, 2003, to Holders of record on each immediately preceding February 1 and August 1 (each, a "Record Date"). Interest will be paid upon overdue principal and premium, and interest, if any, compounded semi-annually from the due date at a rate of 11.75% per annum to the extent such payment is lawful. All such interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Holder must surrender this Senior Note to a Paying Agent to collect payments. The principal of, Accreted Value, interest and premium, if any, on the Senior Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such
purpose.   All payments shall be in coin or currency of the United States of
America as at the time of payment is legal tender for payment of public and private debts.

          2. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company may act in any such capacity, except as set forth in the Indenture.

          3. INDENTURE AND PLEDGE AGREEMENTS. The Company issued the Senior Notes under an Indenture dated as of February 5, 1998 (the "Indenture") between the Company and the Trustee. The terms of the Indenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. The Senior Notes are secured obligations of the Company limited to $1,375,000,000 in aggregate principal amount at maturity, plus Additional Notes issued pursuant to the Indenture in reliance on clause (b) of Section 4.9 thereof. The Senior Notes are secured by a pledge by the Company of all of the Equity Interests of UIPI and JVI and, all intercompany notes issued by UIPI and JVI to the Company (if any), and all proceeds of any thereof pursuant to the Pledge Agreements referred to in the Indenture.

          4. OPTIONAL REDEMPTION. The Company will not have the right to redeem any Senior Notes prior to February 15, 2003, other than out of the Net

Cash Proceeds from (a) a Public Equity Offering or (b) an Asset Sale, as described in the two immediately following paragraphs. The Senior Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after February 15, 2003, upon not less than 30 days nor more than 60 days notice to each Holder of Senior Notes, at the following redemption prices (expressed as percentages of the then Accreted Value thereof) if redeemed during the 12-month period commencing February 15, of the years indicated below, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

       Year                              Percentage
       ----                              ----------
       2003 .........................     105.375%
       2004 .........................     103.583%
       2005 .........................     101.792%
       2006 and thereafter ..........     100.000%

     Until February 15, 2001, upon a Public Equity Offering, up to 35% of the maximum aggregate principal amount at maturity of the Senior Notes issued at any time on or after the Issue Date pursuant to the Indenture may be redeemed at the option of the Company within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Senior Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a Redemption Price equal to 110.75% of the then Accreted Value thereof, together with accrued and unpaid Liquidated Damages, if any, to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the maximum aggregate principal amount at maturity of the Senior Notes issued at any time on or after the Issue Date pursuant to the Indenture remains outstanding.

     In addition, until February 15, 2001, upon an Asset Sale, up to 35% of the maximum aggregate principal amount at maturity of the Senior Notes issued at any time on or after the Issue Date pursuant to the Indenture may be redeemed at the option of the Company within 90 days of such Asset Sale, on not less than 30 days, but not nor more than 60 days, notice to each Holder of the Senior Notes to be redeemed, with the Net Cash Proceeds from such Asset Sale, at a Redemption Price equal to 110.75% of the then Accreted Value thereof, together with accrued and unpaid Liquidated Damages, if any, to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the maximum aggregate principal amount at maturity of the Senior Notes issued at any time on or after the Issue Date pursuant to the Indenture remains outstanding.

     In the case of a partial redemption, the Trustee shall select the Senior Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Senior Notes may be redeemed in part in multiples of $1,000 principal amount at maturity only.

     The Senior Notes will not have the benefit of any sinking fund.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Senior Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Senior Note to be redeemed in part only must state the portion of the principal amount at maturity equal to the unredeemed portion thereof and must state that on and after the date of Redemption, upon surrender of such Senior Note, a new Senior Note or Senior Notes in a principal amount at maturity equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, the Accreted Value will cease to increase and, if applicable, interest will cease to accrue, with respect to the Senior Notes, or portions thereof, called for redemption, unless the Company defaults in the payment thereof.

          5. MANDATORY REDEMPTION.

          Except as set forth in paragraph 6 below, the Company is not required to make mandatory redemption payments with respect to the Senior Notes.

          6. REPURCHASES AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 in principal amount at maturity or an integral multiple thereof) of each Holder's Senior Notes at a purchase price in cash equal to 101 % of the Accreted Value thereof on the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Holders may elect to have all or a portion of their Senior Notes purchase by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) If the Company or a Subsidiary consummates any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $20 million, the Company will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum amount of Senior Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to the Accreted Value thereof as of the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Senior Notes that are the subject of such an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have all or a portion of their Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          7. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

          8. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

          9. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Senior Notes, and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger, consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of one or more series of Additional Notes pursuant to the Indenture to the extent permitted thereby.

          10. DEFAULTS AND REMEDIES. Events of Default include: (i) default in payment when due of principal or Accreted Value (as applicable) of the Senior Notes when the same becomes due and payable at maturity upon acceleration, repurchase or otherwise, (ii) failure by the Company to comply with any of the provisions of Sections 4.7, 4.9, 4.10, 4.15, 4.18 or 5.1 of the Indenture; (iii) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount at maturity of the Senior Notes then outstanding to comply with certain other Agreements in the Indenture or the Senior Notes; (iv) default under certain other Agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (vii) the breach of any representation, warranty or agreement set forth in the Pledge Agreements, or a default by the Company in the performance of any covenant set forth in the Pledge Agreements, or a repudiation by the Company of its obligations under the Pledge Agreements or the Pledge Agreements being held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Notes, except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, Accreted Value, interest, or premium) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, Accreted Value, interest or premium, if any, on the Senior Notes and except in connection with a Repurchase Offer or other redemption. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          11. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          12. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases such persons from all such liability.

          13. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

          15. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          16. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES./5/ In addition to the rights provided to holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          United International Holdings, Inc.
          4643 South Ulster Street
          Denver, Colorado 80237
          Attention: Chief Financial Officer

------------------

/5/ This paragraph should be included only for the Initial Securities.

                                ASSIGNMENT FORM

To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to

________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________ to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.


Date: __________________

Your Signature: _______________________________________
            (Sign exactly as your name appears on the face of this Declaration)

Signature Guarantee:



NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program
(SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.10 or 4.18 of the Indenture, check the box below:

     [ ]    Section 4.10                     [ ]     Section 4.18

     If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $____________


Date: ____________
Your Signature: ______________________________________
                (Sign exactly as your name appears on the Declaration)

Tax Identification No.: ____________


Signature Guarantee:



NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program
(SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES/6/



          The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                 Amount of                              Signature of
               Amount of        increase in      Principal Amount     authorized officer
              decrease in        Principal        of this Global              of
            Principal Amount       Amount       Security following        Trustee or
 Date of     of this Global   of this Global     such decrease (or        Securities
 Exchange       Security          Security           increase)            Custodian
------------------------------------------------------------------------------------------

-----------------------

/6/ This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED SECURITIES/7/

Re:  SERIES A 10 3/4% SENIOR SECURED DISCOUNT NOTES
     DUE 2008 OF UNITED INTERNATIONAL HOLDINGS, INC.

     This Certificate relates to $______ principal amount at maturity of Securities held in (check applicable space) _____ book-entry or ______ definitive form by _________________ (the "Transferor").

The Transferor (check applicable box):

     [ ]   has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount at maturity equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [ ]   has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

           In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section
2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

      [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

      [ ] Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

      [ ] Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore

------------------------

/7/ This Certificate shall be included only for Initial Securities.

Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

     [ ]    Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).



                            [INSERT NAME OF TRANSFEROR]


                            By:


Date:

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES/8/

Re:  SERIES B 10 3/4% SENIOR SECURED DISCOUNT NOTES
     DUE 2008 OF UNITED INTERNATIONAL HOLDINGS, INC.

          This Certificate relates to $______ principal amount at maturity of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

          [ ]    has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount at maturity equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

          [ ]    has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

------------------

/8/ This certificate shall be included only for the Exchange Securities.

                                   EXHIBIT B
                   (Form of Restated Pledge Agreement - UIPI)

                                                                  EXHIBIT 4-1-B1

                                                                  EXECUTION COPY


                     AMENDED AND RESTATED PLEDGE AGREEMENT

          THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") is made and entered into as of November 22, 1995 by UNITED INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Pledgor"), having its principal office at 4643 South Ulster Street, Denver, Colorado 80237, in favor of MORGAN STANLEY & COMPANY INC. as collateral agent (the "Collateral Agent") having an office at 555 California Street, San Francisco, California 94104, for the holders (the "Holders") of (i) the Pledgor's 14% Senior Secured Discount Notes due 1999,
(ii) the Pledgor's 14% Senior Secured Discount Notes due 1999 issued pursuant to the 1995 Indenture (as defined below) and (iii) any one or more series of the Pledgor's Additional Notes issued pursuant to one or more Additional Note Indentures. Capitalized terms issued and not defined herein shall have the meanings given to such terms in the Indentures referred to below.

                                  WITNESSETH:

          WHEREAS, the Pledgor is the legal and beneficial owner of (i) all of the issued and outstanding shares of capital stock set forth on Schedule I hereto (the "Pledged Shares") of United International Properties, Inc., a Colorado corporation and a direct wholly owned subsidiary of Pledgor (the "Issuer"), and (ii) those certain intercompany promissory notes (if any) issued by the Issuer in favor of the Pledgor (the "Pledged Notes"), all of which Pledged Notes shall be in the form of Exhibit A hereto; and

          WHEREAS, the Pledgor and AMERICAN BANK NATIONAL ASSOCIATION, as trustee, have entered into (i) that certain indenture dated as of November 23, 1994 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "1994 Indenture"), pursuant to which the Pledgor issued $394.0 million in aggregate principal amount of 14% Senior Secured Discount Notes due 1999 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefor, the "1994 Notes"), and (ii) that certain indenture dated as of November 22, 1995 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "1995 Indenture" and, together with the 1994 Indenture, the "Existing Indentures") pursuant to which the Pledgor issued $130.0 million in aggregate principal amount of 14% Senior Secured Discount Notes due 1999 (the "1995 Notes"); and

          WHEREAS, pursuant to the terms of the 1994 Indenture and the 1995 Indenture, the Pledgor is permitted to issue one or more series of additional notes ranking pari passu with the 1994 Notes and the 1995 Notes (the "Additional Notes" and, together with the 1994 Notes and the 1995 Notes, the "Notes") pursuant to the terms of one or more Additional Note Indentures (the Existing Indentures and any one or more such Additional Note Indentures shall be referred to herein collectively as the "Indentures"); and

          WHEREAS, the terms of each of the Existing Indentures require that the Pledgor (i) pledge to the Collateral Agent for the ratable benefit of the Holders, and grant to the Collateral Agent for the ratable benefit of the Holders a security interest in, the Pledged Collateral (as defined herein) and
(ii) execute and deliver a pledge agreement in order to secure the payment and performance by the Pledgor of all of the Obligations of the Pledgor under each of the Indentures and the Notes (the "Obligations"); and

          WHEREAS, the Pledgor and the Collateral Agent entered into that certain Pledge Agreement, dated as of November 23, 1994 (the "1994 Pledge Agreement"), in order to secure the payment and performance by the Pledgor of all of the Obligations of the Pledgor under the 1994 Indenture and the 1994 Notes; and

          WHEREAS, the Pledgor wishes to amend and restate the 1994 Pledge Agreement in order to secure the payment and performance by the Pledgor of all the Obligations of the Pledgor (i) under the 1995 Indenture and the 1995 Notes and (ii) any Additional Note Indentures and any one or more series of Additional Notes on an equal and ratable basis with the 1994 Notes.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders of 1995 Notes and Additional Notes to purchase such 1995 Notes and such Additional Notes, respectively, the Pledgor and the Collateral Agent hereby agree that the 1994 Pledge Agreement be, and it hereby is, amended and restated in its entirety by this Agreement, and the Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders as follows:

      SECTION 1. Pledge. The Pledgor hereby pledges to the Collateral Agent for
                 ------
its benefit and for the ratable benefit of the Holders, and grants to the Collateral Agent for the ratable benefit of the Holders, a continuing first priority security interest in all of its right, title and interest in the following (the "Pledged Collateral"):

      (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or any of the foregoing; and

      (b) all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, Capital Stock of, or other Equity Interests in, the Issuer from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares and Equity Interests (any such additional shares and Equity Interests and other items shall constitute part of the Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

      (c) the Pledged Notes and the instruments representing the Pledged Notes, and all products and proceeds of the Pledged Notes, including, without limitation, all interest, principal and premium payments, and all instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Notes or any of the foregoing; and

      (d) all additional promissory notes of the Issuer from time to time held by the Pledgor in any manner (any such additional promissory notes shall constitute part of the Pledged Notes under and as defined in this Agreement) and all products and proceeds of any of such additional Pledged Notes, including, without limitation, all interest and principal payments, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Notes or any of the foregoing.

        SECTION 2. Security for Obligations. This Agreement secures the prompt
                   ------------------------
and complete payment and performance when due (whether at stated maturity, by acceleration, by repurchase or otherwise) of all Obligations of the Pledgor under the Indentures and the Notes (including, without limitation, the Accreted Value of and premium, if any, on the Notes and any other Obligations accruing after the date of any filing by the Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Pledgor).

        SECTION 3. Delivery of Pledged Collateral. Pledgor hereby agrees that
                   ------------------------------
all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto at the Collateral Agent's office in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of Pledgor and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. All securities, whether certificated, uncertificated or book entry, if any, representing or evidencing the Pledged

Collateral shall be registered in the name of the Collateral Agent or any of its nominees by book entry or in any other appropriate manner that is acceptable to the Collateral Agent, so as to properly identify the interest of the Collateral Agent therein. In addition, the Collateral Agent shall have the right, at any time following the occurrence of an Event of Default (as defined in any of the Notes or in any of the Indentures with respect to the Notes), in its discretion to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Pledged Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

      SECTION 4. Representations and Warranties. The Pledgor hereby makes all
                 ------------------------------
representations and warranties applicable to the Pledgor contained in each of the Indentures. The Pledgor further represents and warrants that:

      (a) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor, or result in the creation or imposition of any Lien on any assets of the Pledgor, other than the Lien contemplated hereby.

      (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. Each Pledged Note has been duly authorized and executed by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

      (c) The Pledged Shares constitute all of the authorized, issued and outstanding Equity Interests of the Issuer and constitute all of the shares of Equity Interests of the Issuer beneficially owned by the Pledgor.

      (d) All intercompany indebtedness of the Issuer to the Pledgor is evidenced by promissory notes in the form of Exhibit A hereto; the Pledged Notes constitute all of the promissory notes of the Issuer in favor of the Pledgor; and there are no other instruments, certificates, securities or other writings or chattel paper, evidencing or representing any equity interest in the Issuer.

      (e) The Pledgor is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

      (f) The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

      (g) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

      (h) Upon the delivery to the Collateral Agent of the Pledged Collateral and (as to certain proceeds therefrom) the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders, and enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Pledged Collateral from the Pledgor.

      (i) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

      (j) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

      (k) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

      (l) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

      SECTION 5. Further Assurance. Pledgor will at all times cause the security
                 -----------------
interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Pledged Collateral, enforceable as such against all creditors of Pledgor and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged

Collateral from Pledgor. The Pledgor will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor will pay all costs incurred in connection with any of the foregoing.

      SECTION 6. Voting Rights; Dividends; Etc.
                 -----------------------------

      (a) So long as no Event of Default shall have occurred and be continuing under any of the Indentures, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or any of the Indentures; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or any of the Indentures.

      (b) So long as no Event of Default shall have occurred and be continuing under any of the Indentures, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indentures) free and clear of the Lien of this Agreement, all cash payments of principal and interest paid from time to time with respect to any Pledged Notes; provided, however, that the Pledgor will be entitled to receive interest and other payments from the Issuer sufficient to permit the Pledgor to satisfy its and JVI's ordinary course operating expenses whether or not an Event of Default shall have occurred.

      (c) So long as no Event of Default shall have occurred and be continuing under any of the Indentures, and subject to the other terms and conditions of the Indentures, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indentures) free and clear of the lien of this Agreement, all regular and ordinary cash dividends paid from time to time in respect of the Pledged Shares; provided, however, that the Pledgor will be entitled to receive dividends from the Issuer sufficient to permit the Pledgor to satisfy its and JVI's ordinary course operating expenses whether or not an Event of Default shall have occurred.

      (d) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash payments permitted under Section 6(b) hereof and cash dividends permitted under Section 6(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent and the Holders, be segregated from the other property and funds of the Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

      (e) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a) through 6(c) above.

      (f) Upon the occurrence and during the continuance of an Event of Default under any of the Indentures, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all cash interest payments and dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and the Pledgor's right to receive such cash payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease, except as otherwise permitted pursuant to the provisions of Sections 6(b) and 6(c) hereof.

      (g) Upon the occurrence and during the continuance of an Event of Default under any of the Indentures, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(f) above.

      (h) All payments of interest, principal or premium and all dividends and other distributions that are received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent and the Holders, shall be segregated from the other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

        SECTION 7. [Intentionally Omitted]

        SECTION 8. [Intentionally Omitted]

        SECTION 9. Covenants. The Pledgor hereby covenants and agrees with the
                   ---------
Collateral Agent and the Holders that it will comply with all of the obligations, requirements and restrictions applicable to the Pledgor contained in the Indentures. The Pledgor further covenants and agrees, from and after the date of this Agreement and until the Obligations have been paid in full, as follows:

      (a) The Pledgor agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement, and at all times will be the sole beneficial owner of the Pledged Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral, (iv) take any action, or permit the taking of any action by the Issuer, with respect to the Pledged Collateral the taking of which would result in a material impairment of the economic value of the Pledged Collateral as Collateral or a violation of any of the Indentures or this Agreement, including, without limitation, the issuance by the Issuer of any additional Equity Interests or promissory notes or the incurrence by the Issuer of any Indebtedness, in each case to Persons other than the Pledgor (v) without the prior written consent of the Collateral Agent, enter into any agreement amending, modifying or supplementing the interest, principal or maturity terms of the Pledged Notes in a manner adverse to the interests of the Collateral Agent and the Holders,
   (vi) fail to give prompt notice to the Collateral Agent of any notice of default given by or to the Pledgor under or with respect to the Pledged Notes together with a complete copy of such notice, (vii) permit the Issuer to merge or consolidate with or into another person or entity or sell or transfer all or substantially all of its assets to another person or entity, or (viii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Pledged Collateral.

      (b) The Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock, notes, other securities or Equity Interests of the Issuer (including as a result of the merger or consolidation of the Issuer with or into another entity) it will pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in such shares, notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent). The Pledgor further agrees that it will promptly (i) cause the Issuer upon becoming indebted to the Pledgor to execute a promissory note in the form of Exhibit A hereto evidencing such debt in order that such promissory note may be promptly pledged as a Pledged Note pursuant hereto and (ii) deliver to the Collateral Agent a certificate executed by a principal executive officer of the Pledgor describing such additional notes and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.

      SECTION 10. Power of Attorney. In addition to all of the powers granted to
                  -----------------
the Collateral Agent pursuant to Section 10.06 of each of the Indentures, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default; (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under
Section 5 hereof; (iv) making of any payments or taking any acts under Section 11 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of the Pledgor to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and prepare, file and sign the Pledgor's name on a proof of claim in bankruptcy or similar document against any creditor of the Pledgor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

      SECTION 11. Collateral Agent May Perform. If the Pledgor fails to perform
                  ----------------------------
any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 16 hereof.

      SECTION 12. No Assumption of Duties; Reasonable Care. The rights and
                  ----------------------------------------
powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Holders' security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      SECTION 13. Subsequent Changes Affecting Collateral. The Pledgor
                  ---------------------------------------
represents to the Collateral Agent and the Holders that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Collateral Agent and the Holders shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, the Issuer to issue any capital stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interests granted under this Agreement. The Pledgor will defend the right, title and interest of the Collateral Agent and the Holders in and to the Pledged Collateral against the claims and demands of all Persons.

      SECTION 14. Remedies Upon Default.
                  ---------------------
      (a) If any Event of Default shall have occurred and be continuing under any of the Indentures, the Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Agreement or the Indentures, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Collateral Agent may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of the Issuer into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided below in Section 20.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

      (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 14(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Shares or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Pledgor will cause the Issuer to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the Issuer's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Shares under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor agrees to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Shares and to make available to the Issuer's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11 (a) of the Securities Act. The Pledgor will cause such Issuer to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances, and to cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus. The Pledgor will cause the Issuer, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Holders from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent or the Holders may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. Pledgor will cause the Issuer to bear all costs and expenses of carrying out its obligations hereunder.

      (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer agrees to do so.

      (d)    [Intentionally Omitted]

      (e) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Collateral Agent and the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under any of the Indentures.

      (f) If the Collateral Agent deems it appropriate, the Collateral Agent shall retain an investment bank to perform, or assist it in performing the obligations set forth in Sections

   14(b) and 14(c) hereof, whose usual and customary fees and expenses shall be paid by the Pledgor in accordance with Section 16 hereof.

      SECTION 15. Irrevocable Authorization and Instruction to the Issue. The
                  ------------------------------------------------------
Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by the Issuer from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

      SECTION 16. Fees and Expenses. The Pledgor will upon demand pay to the
                  -----------------
Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

      SECTION 17. Note Interest Absolute. All rights of the Collateral Agent and
                  ----------------------
the Holders and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

      (a) any lack of validity or enforceability of the Indentures or any other agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indentures;

      (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

      (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

      SECTION 18. Application of Proceeds. Upon the occurrence and during the
                  -----------------------
continuance of an Event of Default under any of the Indentures, the proceeds of any sale of, or other realization upon (other than the realization described in Sections 6(b) and 6(c), in which case funds may be applied as permitted by such Sections), all or any part of the Pledged

Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

      first, to payment of the expenses of such sale or other realization,
      -----
including reasonable compensation to agents and counsel for the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to
Section 16 hereof;

      second, to the ratable payment (based on the Accreted Value of Notes
      ------
deemed by each of the Indentures to be outstanding for purposes of waivers or consents at the time of distribution), of unpaid Accreted Value of, and premium, if any, on such outstanding Notes;

      third, to the ratable payment (based on the principal amount of Notes
      -----
deemed by each of the Indentures to be outstanding at the time of distribution) of all other Obligations, until all Obligations shall have been paid in full; and

      finally, to, payment to the Pledgor or its successors or assigns, or as a
      -------
court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 19. Uncertificated Securities. Notwithstanding anything to the
                  -------------------------
contrary contained herein, if any Pledged Collateral (whether now owned or hereafter acquired) is in the form of an uncertificated security, the Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code). The Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Pledgee with respect to any such pledge of uncertificated Pledged Collateral promptly upon request of the Collateral Agent.

      SECTION 20. Miscellaneous Provisions.
                  ------------------------

          Section 20.1   Notices. All notices, approvals, consents or other
                         -------
communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 11.02 of each of the Indentures, and delivered to the addresses set forth in such Section, or, in the case of the Collateral Agent, to: Morgan Stanley & Company Inc., 555 California Street, San Francisco, California 94104, Attention: Michael Grunwald, Telecopy No. (415) 982-2902.

          Section 20.2   Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Pledgor to the Collateral Agent to take any action or omit to take any action under this Agreement, the Pledgor shall deliver to the Collateral Agent an

Officer's Certificate and/or an Opinion of Counsel in accordance with the requirements of Section 11.04 of each of the Indentures.

          Section 20.3   No Adverse Interpretation of Other Agreements. This
                         ---------------------------------------------
Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, the Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

          Section 20.4   Severability. The provisions of this Agreement are
                         ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision, in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 20.5   No Recourse Against Others. No director, officer,
                         --------------------------
employee, stockholder or affiliate, as such, of the Pledgor or the Issuer shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          Section 20.6   Headings. The headings of the Articles and Sections of
                         --------
this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 20.7   Counterpart Originals. This Agreement may be signed in
                         ---------------------
two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

          Section 20.8   Benefits of Agreement. Nothing in this Agreement,
                         ---------------------
express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 20.9   Amendments, Waivers and Consents. Any amendment or
                         --------------------------------
waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indentures necessary for amendments or waivers of, or consents to any departure by the Pledgor from any provision of the Indentures, as applicable, and neither the Collateral Agent nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 20.10 Interpretation of Agreement. Time is of the essence in
                        ---------------------------
each provision of this Agreement of which time is an element. All terms not defined herein or in any of the Indentures shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with any of the Indentures and is not dealt with herein with more specificity, such Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 20.11 Continuing Security Interest; Transfer of Notes. This
                        -----------------------------------------------
Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations and all the fees and expenses owing to the Collateral Agent,
(ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Holders and their respective successors, transferees and assigns.

          Section 20.12 Reinstatement. This Agreement shall continue to be
                        -------------
effective or be reinstated if at any time any amount received by the Collateral Agent or any Holder of Notes in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder of Notes upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          Section 20.13 Survival of Provisions. All representations, warranties
                        ----------------------
and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations.

          Section 20.14 Waivers. The Pledgor waives presentment and demand for
                       --------
payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indentures.

          Section 20.15 Authority of the Collateral Agent.
                        ---------------------------------

          (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Collateral Agent, the Holders and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Holders or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Holders or such Person.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indentures and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          Section 20.16 Resignation or Removal of the Collateral Agent. Until
                        ----------------------------------------------
such time as the Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Pledgor and Holders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Holders shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Pledgor. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 20.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders, as provided in this
Section 20.16. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

          Section 20.17  [Intentionally Omitted]

          Section 20.18  Release of Pledged Collateral; Termination of
                         ---------------------------------------------
Agreement.
---------
          (a) Subject to the provisions of Section 20.12 hereof, this Agreement shall terminate upon the earlier of (i) full and final payment and performance of the Obligations (and upon receipt by the Collateral Agent of the Pledgor's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Pledgor to the Collateral Agent or (ii) the day after the Legal Defeasance of all of the Obligations pursuant to Section 8.02 of each of the Indentures (other than those surviving Obligations specified therein). At such time, the Collateral Agent shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Pledgor.

          (b) The Pledgor agrees that it will not, except as permitted by the Indentures, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

          Section 20.19 Final Expression. This Agreement, together with any
                        ----------------
other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

         Section 20.20 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                       ---------------------------------------------------------
TRIAL; WAIVER OF DAMAGES.
------------------------

         (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING

OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

           (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

           (iii) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS
OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

           (iv) THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT.

INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          (v) THE PLEDGOR HEREBY IRREVOCABLY DESIGNATES [CT CORPORATION] AS THE DESIGNEE, APPOINTEE AND AGENT OF THE PLEDGOR TO RECEIVE, FOR AND ON BEHALF OF THE PLEDGOR, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT NOTICE AND A COPY OF SUCH PROCESS SERVED ON SUCH AGENT, WILL BE FORWARDED PROMPTLY TO THE PLEDGOR, BUT THE FAILURE OF THE PLEDGOR TO RECEIVE SUCH NOTICE AND COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION 11.02 OF EACH OF THE INDENTURES, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

          (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

          (vii) THE PLEDGOR HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (viii) THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE PLEDGED COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER OF

NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON PLEDGED COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS.

          Section 20.21 Acknowledgements. The Pledgor hereby acknowledges that:
                        ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b) neither the Collateral Agent (other than in its cash management advisory role) nor any Holder of Notes has any fiduciary relationship to the Pledgor, and the relationship between the Collateral Agent and the Holders, on the one hand, and the Pledgor, on the other hand, is solely that of a secured party and a creditor; and

          (c) no joint venture exists among the Holders or among the Pledgor and the Holders.


                           [Signature Page Follows]

                       [Pledge Agreement Signature Page]


      IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                             PLEDGOR:

                             UNITED INTERNATIONAL HOLDINGS, INC.
                             a Delaware corporation

                             By: /s/ Bernard G. Dvorak
                                 ------------------------------
                                 Bernard G. Dvorak
                                 Chief Financial Officer


                             COLLATERAL AGENT:

                             MORGAN STANLEY & CO.,
                             as Collateral Agent


                             By:
                                 ------------------------------
                                 Name:
                                 Title:

                       [Pledge Agreement Signature Page]


      IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                             PLEDGOR:

                             UNITED INTERNATIONAL HOLDINGS, INC.
                             a Delaware corporation

                             By:
                                 ------------------------------
                                 Bernard G. Dvorak
                                 Chief Financial Officer


                             COLLATERAL AGENT:

                             MORGAN STANLEY & CO., Incorporated
                             as Collateral Agent


                             By: /s/ David H. Blair
                                 ------------------------------
                                 Name:  David H. Blair
                                 Title: Managing Director

                                   EXHIBIT A

                           FORM OF INTERCOMPANY NOTE

                                                           ___________ __, 199_
                                                               Denver, Colorado

                                     NOTE
                                     ----

      FOR VALUE RECEIVED, United International Properties, Inc., a Colorado corporation (the "Maker"), promises to pay to United International Holdings, Inc., a Delaware corporation (the "Company"), or order, the amount of principal advanced from time to time by the Company to such Maker as reflected on the books and records of the Company, together with interest on the unpaid principal amount at a rate per annum equal to 14%, from the date of advance to the date of payment. All principal and accrued interest under this Note shall be due and payable on demand.

      This Note may be prepaid in whole or in part at any time without penalty or premium.

      The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. The Maker hereby acknowledges that this Note may be pledged by the Company to the Collateral Agent named below.

      This Note shall be governed by and construed in accordance with the laws of the State of Colorado.


                                    UNITED INTERNATIONAL PROPERTIES, INC.

                                    By: _________________________________
                                             Title: Vice President

Pay to the Order of:
Morgan Stanley & Co.,
  as Collateral Agent

UNITED INTERNATIONAL HOLDINGS, INC.


By:    _______________________
Title: Vice President

                                  SCHEDULE I
                                  ----------

                                PLEDGED SHARES
                                --------------


                        Number of Pledged   Share Certificate   Percentage of
Issuer                  Shares              Number              Outstanding
------                  -----------------   -----------------   -------------

United International       100 Shares               1               100%
Properties, Inc.

                                                                 EXHIBIT 4.1.B2
                            FIRST AMENDMENT TO THE
                     AMENDED AND RESTATED PLEDGE AGREEMENT


     THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED PLEDGE AGREEMENT, made and entered into as of February 5, 1998 (this "Agreement"), amends the Amended and Restated Pledge Agreement (the "Original Agreement") made and entered into as of November 22, 1995 by UNITED INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Pledgor"), having its principal office at 4643 South Ulster Street, Denver, Colorado 80237, in favor of MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the "Collateral Agent"), having an office at 555 California Street, San Francisco, California 94104, for (i) the trustee (the "1994 Trustee") under that certain indenture dated as of November 23, 1994 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "1994 Indenture"), pursuant to which the Pledgor issued $394.0 million in aggregate principal amount of 14% Senior Secured Discount Notes due 1999 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefore, the "1994 Notes"), (ii) the trustee (the "1995 Trustee") under that certain indenture dated as of November 22, 1995 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "1995 Indenture" and, together with the 1994 Indenture, the "Existing Indentures") pursuant to which the Pledgor issued $205.4 million in aggregate principal amount of 14% Senior Secured Discount Notes due 1999 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefore, the "1995 Notes"), and (iii) the trustee (the "1998 Trustee") under that certain Indenture dated as of February 5, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "1998 Indenture"), pursuant to which the Pledgor issued its 10 3/4% Senior Secured Notes due February 15, 2008 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefore, or issued pursuant to the same indenture, the "1998 Notes"). Capitalized terms issued and not defined herein shall have the meanings given to such terms in the Indentures referred to below.

                             W I T N E S S E T H:

     WHEREAS, the Pledgor is the legal and beneficial owner of (i) all of the issued and outstanding shares of capital stock set forth on Schedule I to the Original Agreement (the "Pledged Shares") of United International Properties, Inc., a Colorado corporation and a direct wholly owned subsidiary of Pledgor (the "Issuer"), and (ii) each intercompany promissory note issued by the Issuer in favor of the Pledgor (the "Pledged Notes"), all of which Pledged Notes shall be in the form of Exhibit A to the Original Agreement; and

     WHEREAS, pursuant to the terms of the 1994 Indenture and the 1995 Indenture, the Pledgor is permitted to amend the Original Agreement with the consent of 66.67% in principal amount of the 1994 Notes and the 1995 Notes then outstanding; and

     WHEREAS, the terms of the 1998 Indenture require that the Pledgor (i) pledge to the Collateral Agent for the ratable benefit of the Holders, and grant to the Collateral Agent for the ratable benefit of the Holders, a security interest in the Pledged Collateral (as defined in the Original Agreement) and (ii) execute and deliver a pledge agreement in order to secure the payment and performance by the Pledgor of all the Obligations of the Pledgor under the 1998 Indenture and the 1998 Notes (the "Obligations"); and

     WHEREAS, the Pledgor wishes to amend the Original Agreement in order to secure the payment and performance by the Pledgor of all the Obligations of the Pledgor under the 1998 Indenture and the 1998 Notes on an equal and ratable basis with the 1994 Notes and the 1995 Notes.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders of 1998 Notes to purchase such 1998 Notes, the Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders as follows:

     SECTION 1.  Pledge.  The Pledgor hereby pledges to the Collateral Agent for
                 ------
its benefit and for the ratable benefit of the 1994 Trustee, the 1995 Trustee and the 1998 Trustee, and grants to the Collateral Agent for the ratable benefit of the 1994 Trustee, the 1995 Trustee and the 1998 Trustee, a continuing first priority security interest in all of its right and title in the "Pledged Collateral" (as defined in the Original Agreement), and shall take all reasonable action requested by the Collateral Agent to maintain the perfected security interest in the Pledged Collateral.

     SECTION 2.  Original Agreement Confirmed and Ratified.  Except for the
                 -----------------------------------------
changes provided herein, the Original Agreement is in all other respects hereby approved, ratified and confirmed and remains in full force and effect in accordance with its terms. The Pledgor hereby reaffirms and makes, as of the date hereof, all of the representations, warranties in the Original Agreement, as the same is amended hereby.

     SECTION 3.  Severability.  The provisions of this Agreement are severable,
                 ------------
and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     SECTION 4.  Headings.  The headings of the Articles and Sections of this
                 --------
Agreement have been inserted for convenience or reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 5.  Counterpart Originals.  This Agreement may be signed in two or
                 ---------------------
more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

     IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                              PLEDGOR:

                              UNITED INTERNATIONAL HOLDINGS, INC.,
                              a Delaware corporation



                              By:
                                 ------------------------------------
                                 J. Timothy Bryan
                                 Chief Financial Officer

                              COLLATERAL AGENT:

                              MORGAN STANLEY & CO. INCORPORATED,
                                 as Collateral Agent



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                                   EXHIBIT C
                        (Form of Pledge Agreement - JVI)

                                PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of February 5, 1998 by UNITED INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Pledgor"), having its principal office at 4643 South Ulster Street, Denver, Colorado 80237, in favor of MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the "Collateral Agent"), having an office at 555 California Street, San Francisco, California 94104, for the trustee (the "Trustee") under the Indenture (as defined below). Capitalized terms issued and not defined herein shall have the meanings given to such terms in the Indenture.

                              W I T N E S S E T H:


          WHEREAS, the Pledgor is the legal and beneficial owner of (i) all of the issued and outstanding shares of capital stock set forth on Schedule I hereto (the "Pledged Shares") of Joint Venture, Inc., a Delaware corporation and a direct wholly owned subsidiary of Pledgor (the "Issuer"), and (ii) each intercompany promissory note issued by the Issuer in favor of the Pledgor (the "Pledged Notes"), all of which Pledged Notes shall be in the form of Exhibit A hereto; and

          WHEREAS, the Pledgor and Firstar Bank of Minnesota N.A., as trustee, have entered into that certain indenture dated as of February 5, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor issued $1,375 million in aggregate principal amount at maturity of 10-3/4% Senior Secured Discount Notes due 2008 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefor, the "Original Notes"); and

          WHEREAS, pursuant to the terms of the Indenture, the Pledgor is permitted to issue additional notes ranking pari passu with the Original Notes, (the "Additional Notes" and, together with the Original Notes, the "Notes"); and

          WHEREAS, the terms of the Indenture requires that the Pledgor (i) pledge to the Collateral Agent for the benefit of the Trustee, and grant to the Collateral Agent for the benefit of the Trustee a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver a pledge agreement in order to secure the payment and performance by the Pledgor of all of the Obligations of the Pledgor under the Indenture and the Notes (the "Obligations").

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises, and in order to induce those who propose to become the Holders of the Original Notes and Additional Notes to purchase such Original Notes and such Additional Notes, respectively, the Pledgor and the Collateral Agent hereby enter into this Agreement, and the Pledgor hereby agrees with the Collateral Agent for its benefit and the benefit of such Trustee as follows:

          SECTION 1. Pledge.  Pledgor hereby pledges to the Collateral Agent for
                     ------
its benefit and for the benefit of the Trustee, and grants to the Collateral Agent for the benefit of the Trustee, a continuing first priority security interest in all of its right, title and interest in the following (the "Pledged Collateral"):

     (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or any of the foregoing; and

     (b) all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, Capital Stock of, or other
Equity interests in, the Issuer from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares and Equity Interests (any such additional shares and Equity Interests and other items shall constitute part of the Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

     (c) the Pledged Notes and the instruments representing the Pledged Notes, and all products and proceeds of the Pledged Notes, including, without limitation, all interest, principal and premium payments, and all instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Notes or any of the foregoing; and

     (d) all additional promissory notes of the Issuer from time to time held by the Pledgor in any manner (any such additional promissory notes shall constitute part of the Pledged Notes under and as defined in this Agreement) and all products and proceeds of any of such additional Pledged Notes, including, without limitation, all interest and principal payments, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Notes or any of the foregoing.

          SECTION 2. Security for Obligations. This Agreement secures the prompt
                     ------------------------
and complete payment and performance when due (whether at stated maturity, by acceleration, by repurchase or otherwise) of all Obligations of the Pledgor under the Indenture and the Notes (including, without limitation, the Accreted Value of and premium, if any, on the Notes and any other Obligations accruing after the date of any filing by the Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Pledgor).

          SECTION 3. Delivery of Pledged Collateral. Pledgor hereby agrees that
                     ------------------------------
all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto at the Collateral Agent's office in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of Pledgor and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite Federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. All securities, whether certificated, uncertificated or book entry, if any, representing or evidencing the Pledged Collateral shall be registered in the name of the Collateral Agent or any of its nominees by book entry or in any other appropriate manner that is acceptable to the Collateral Agent, so as to properly identify the interest of the Collateral Agent therein. In addition, the Collateral Agent shall have the right, at any time following the occurrence of an Event of Default (as defined in any of the Notes or in any of the Indentures with respect to the Notes), in its discretion to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Pledged Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

          SECTION 4. Representations and Warranties.  The Pledgor hereby makes
                     ------------------------------
all representations and warranties applicable to the Pledgor contained in the

Indenture. The Pledgor further represents and warrants, to the Collateral Agent and for the benefit of the Holders, that:

     (a) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor, or result in the creation or imposition of any Lien on any assets of the Pledgor, other than the Lien contemplated hereby.

     (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. Each Pledged Note has been duly authorized and executed by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

     (c) The Pledged Shares constitute all of the authorized, issued and outstanding Equity Interests of the Issuer and constitute all of the Equity Interests of the Issuer beneficially owned by the Pledgor and there are no other instruments, certificates, securities or other writings or chattel paper, evidencing or representing any equity interest in the Issuer.

     (d) All intercompany indebtedness of the Issuer to the Pledgor is evidenced by promissory notes in the form of Exhibit A hereto; the Pledged Notes constitute all of the promissory notes of the Issuer in favor of the Pledgor.

     (e) The Pledgor is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

     (f) The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

     (g) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

     (h) Upon the delivery to the Collateral Agent of the Pledged Collateral and (as to certain proceeds therefrom) the filing of Uniform Commercial Code (the

"UCC") financing statements, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders, and enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Pledged Collateral from the Pledgor.

     (i) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

     (j) No litigation, investigation or proceeding of or before any arbitrator governmental authority is pending or, to the best knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

     (k) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

     (l) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

          SECTION 5.  Further Assurance.  Pledgor will at all times cause the
                      -----------------
security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Pledged Collateral, enforceable as such against all creditors of Pledgor and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged Collateral from Pledgor. The Pledgor will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor will pay all costs incurred in connection with any of the foregoing.

          SECTION 6. Voting Rights Dividends, Etc.
                     ----------------------------

     (a) So long as no Event of Default shall have occurred and be continuing under the Indenture, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or the Indenture.

     (b) So long as no Event of Default shall have occurred and be continuing under the Indenture, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all cash payments of principal and interest paid from time to time with respect to any Pledged Notes; provided, however, that the Pledgor will be entitled to receive interest and other payments from the Issuer sufficient to permit the Pledgor to satisfy its and JVI's ordinary course operating expenses whether or not an Event of Default shall have occurred.

     (c) So long as no Event of Default shall have occurred and be continuing under the Indenture, and subject to the other terms and conditions of the Indenture, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all regular and ordinary cash dividends paid from time to time in respect of the Pledged Shares; provided, however, that the Pledgor will be entitled to receive dividends from the Issuer sufficient to permit the Pledgor to satisfy its and JVI's ordinary course operating expenses whether or not an Event of Default shall have occurred.

     (d) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash payments permitted under Section 6(b) hereof and cash dividends permitted under Section 6(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent and the Holders, be segregated from the other property and funds of the Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

     (e) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a) through 6(c) above.

     (f) Upon the occurrence and during the continuance of an Event of Default under the Indenture, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and
(ii) all cash interest payments and dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and the Pledgor's right to receive such cash payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease, except as otherwise permitted pursuant to the provisions of Sections 6(b) and 6(c) hereof.

     (g) Upon the occurrence and during the continuance of an Event of Default under the Indenture, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(f) above.

      (h) All payments of interest, principal or premium and all dividends and other distributions that are received by the P1edgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent and the Holders, shall be segregated from the other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

      SECTION 7. [Intentionally Omitted]

      SECTION 8. [Intentionally Omitted]

      SECTION 9. Covenants. The Pledgor hereby covenants and agrees with the
                 ---------
Collateral Agent and the Holders that it will comply with all of the obligations, requirements and restrictions applicable to the Pledgor contained in the Indenture. The Pledgor further covenants and agrees, from and after the date of this Agreement and until the Obligations have been paid in full, as follows:

      (a) The Pledgor agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement, and at all times will be the sole beneficial owner of the Pledged Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral, (iv) take any action. or permit the holding of any action by the Issuer, with respect to the Pledged Collateral the taking of which would result in a material impairment of the economic value of the Pledged Collateral as Collateral or a violation of the Indenture or this Agreement, including, without limitation, the issuance by the Issuer of any additional Equity Interests or promissory notes or the issuance by the Issuer of any Indebtedness, in each case to Persons other than the Pledgor (v) without the prior written consent of the Collateral Agent, enter into any agreement amending, modifying or supplementing the interest, principal or maturity terms of the Pledged Notes in a manner adverse to the interests of the Collateral Agent and the Holders, (vi) fail to give prompt notice to the Collateral Agent of any notice of default given by or to the Pledgor under or with respect to the Pledged Notes together with a complete copy of such notice, (vii) permit the Issuer to merge or consolidate with or into another person or entity or sell or transfer all or substantially all of its assets to another person or entity, except as permitted by the Indenture as in effect on the Issue Date, or (viii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Pledged Collateral.

      (b) The Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock, notes, other securities or Equity Interests of the Issuer (including as a result of the merger or consolidation of the Issuer with or into another entity) it will pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in such shares, notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent). The Pledgor further agrees that it will promptly (i) cause the Issuer upon becoming indebted to the Pledgor to execute a promissory note in the form of Exhibit A hereto evidencing such debt in order that such promissory note may be promptly pledged as a Pledged Note pursuant hereto and (ii) deliver to the Collateral Agent a certificate executed by a principal executive officer of the Pledgor describing such additional notes and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.

      SECTION 10.  Power of Attorney. In addition to all of the powers granted
                   -----------------
to the Collateral Agent pursuant to Section 10.06 of the Indenture, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 5 hereof; (iv) making of any payments or taking any acts under Section 11 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of the Pledgor to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and prepare, file and sign the Pledgor's name on a proof of claim in bankruptcy or similar document against any creditor of the Pledgor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

      SECTION 11.  Collateral Agent May Perform. If the Pledgor fails to perform
                   ----------------------------
any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 16 hereof.

      SECTION 12.  No Assumption of Duties: Reasonable Care. The rights and
                   ----------------------------------------
powers granted to the Collateral Agent hereunder are being given in order to preserve and protect the Collateral Agent's and the Holders' security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      SECTION 13.  Subsequent Chances Affecting Collateral. The Pledgor
                   ---------------------------------------
represents to the Collateral Agent and the Holders that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Collateral Agent and the Holders shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, the Issuer to issue any capital stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the

Pledged Collateral, except for the security interests granted under this Agreement. The Pledgor will defend the right, title and interest of the Collateral Agent and the Holders in and to the Pledged Collateral against the claims and demands of all Persons.

      SECTION 14.  Remedies Upon Default.
                   ----------------------

      (a) If any Event of Default shall have occurred and be continuing under the Indenture, the Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Collateral Agent may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged collateral or any part thereof on the books of the issuer into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided below in Section 20.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived by the Pledgor. The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reason able attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

     (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 14(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Shares or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Pledgor will cause the Issuer to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the Issuer's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Shares under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor agrees to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Shares and to make available to the Issuer's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Pledgor will cause such Issuer to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances, and to cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus. The Pledgor will cause the Issuer, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Holders (and their respective agents and controlling persons) from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent or the Holders (and their respective agents and controlling persons) may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. Pledgor will cause the Issuer to bear all costs and expenses of carrying out its obligations hereunder.

     (c) In view of the fact that Federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer agrees to do so.

     (d)  [Intentionally Omitted]

     (e) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Collateral Agent and the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

      (f) If the Collateral Agent deems it appropriate, the Collateral Agent shall retain an investment bank to perform, or assist it in performing the obligations set forth in Sections 14(b) and 14(c) hereof, whose usual and customary fees and expenses shall be paid by the Pledgor in accordance with
Section 16 hereof.

      SECTION 15.  Irrevocable Authorization and Instruction to the Issuer. The
                   -------------------------------------------------------
Pledgor, will and hereby, authorizes and instructs the Issuer to comply with any instruction received by the Issuer from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

      SECTION 16.  Fees and Expenses.  The Pledgor will upon demand pay to the
                   -----------------
Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

      SECTION 17.  Note Interest Absolute.  All rights of the Collateral Agent
                   ----------------------
and the Holders and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

      (a) any lack of validity or enforce ability of the Indenture or any other agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

      (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

     (d) any other circumstance that might otherwise constitute a defense avail able to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

     SECTION 18.  Application of Proceeds.  Upon the occurrence and during the
                  -----------------------
continuance of an Event of Default under the Indenture, the proceeds of any sale of, or other realization upon (other than the realization described in Sections 6(b) and 6(c), in which case funds may be applied as permitted by such Sections), all or any part of the Pledged Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

          first, to payment of the expenses of such sale or other realization,
          -----
including reasonable compensation to agents and counsel for the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to
Section 16 hereof;

          second, to the ratable payment (based on the Accreted Value of Notes
          ------
deemed by the Indenture to be outstanding for purposes of waivers or consents at the time of distribution) of unpaid Accreted Value of, and premium, if any, on such outstanding Notes;

          third, to the ratable payment (based on the principal amount of Notes
          -----
deemed by the Indenture to be outstanding at the time of distribution) of all other Obligations, until all Obligations shall have been paid in full; and

          finally, to payment to the Pledgor or its successors or assigns, or as
          -------
a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 19.  Uncertificated Securities. Notwithstanding anything to the
                   -------------------------
contrary contained herein, if any Pledged Collateral (whether now owned or hereafter acquired) is in the form of an uncertificated security, the Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code). The Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Pledgee with respect to any such pledge of uncertificated Pledged Collateral promptly upon request of the Collateral Agent.

      SECTION 20.  Miscellaneous Provisions.
                   -------------------------

          Section 20.1  Notices.  All notices, approvals, consents or other
                        -------
communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 11.02 of the Indenture, and delivered to the addresses set forth in such Section, or, in the case of the Collateral Agent, to: Morgan Stanley & Company Inc., 555 California Street, San Francisco, California 94104, Attention: Michael Grunwald, Telephone No. (415) 982-2902.

          Section 20.2  Certificate and Opinion as to Conditions Precedent. Upon
                        --------------------------------------------------
any request or application by the Pledgor to the Collateral Agent to take any action or omit to take any action under this Agreement, the Pledgor shall deliver to the Collateral Agent an Officer's Certificate and/or an Opinion of Counsel in accordance with the requirements of Section 11.04 of the Indenture.

          Section 20.3  Adverse Interpretation of Other Agreements.  This
                        ------------------------------------------
Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, the Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

          Section 20.4  Severability. The provisions of this Agreement are
                        ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 20.5  No Recourse Against Others. No director, officer,
                        --------------------------
employee, stockholder or affiliate, as such, of the Pledgor or the Issuer shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          Section 20.6  Headings. The headings of the Articles and Sections of
                        --------
this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 20.7  Counterpart Originals. This Agreement may be signed in
                        ---------------------
two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by Telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

          Section 20.8  Benefits of Agreement. Nothing in this Agreement,
                        ---------------------
express or implied, shall give to any Person, other that the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 20.9  Amendments, Waivers and Consents. Any amendment or
                        --------------------------------
waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture, necessary for amendments or waivers of, or consents to any departure by the Pledgor from any provision of the Indenture, as applicable, and neither the Collateral Agent nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 20.10  Interpretation of Agreement.  Time is of the essence in
                         ---------------------------
each provision of this Agreement of which time is an element. All terms not defined herein or in any of the Indentures shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 20.11  Continuance Security Interest; Transfer of Notes. This
                         ------------------------------------------------
Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations and all the fees and expenses owing to the Collateral Agent,
(ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the holders and their respective successors and assigns.

          Section 20.12  Reinstatement. This Agreement shall continue to be
                         -------------
effective or be reinstated if at any time any amount received by the Collateral Agent or any Holder of Notes in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder of Notes upon the insolvency, bankruptcy dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          Section 20.13  Survival of Provisions. All representations, warranties
                         ----------------------
and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations.

          Section 20.14  Waivers.  The Pledgor waives presentment and demand for
                         -------
payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

          Section 20.15  Authority of the Collateral Agent.
                         ---------------------------------

     (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Collateral Agent, the Holders and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Holders or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Holders or such Person.

     (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other Agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          Section 20.16 Resignation or Removal of the Collateral Agent. Until
                        ----------------------------------------------
such time as the obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Pledgor and Holders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and
(ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Holders shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Pledgor. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 20.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders, as provided in this
Section 20.16. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising. or relating to events occurring. before its resignation or removal.

          Section 20.17 [Intentionally Omitted]

          Section 20.18 Release of Pledged Collateral; Termination of Agreement.
                        -------------------------------------------------------

     (a) Subject to the provisions of Section 20.12 hereof, this Agreement shall terminate upon the earlier of (i) full and final payment and performance of the Obligations (and upon receipt by the Collateral Agent of the Pledgor's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Pledgor to the Collateral Agent or
(ii) the day after the Legal Defeasance of all of the Obligations pursuant to
Section 8.02 of the Indenture (other than those surviving Obligations specified therein). At such time, the Collateral Agent shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Pledgor.

     (b) The Pledgor agrees that it will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

          Section 20.19  Final Expression.  This Agreement, together with any
                         ----------------
other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 20.20  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                         ----------------------------------------------------
JURY TRIAL; WAIVER OF DAMAGES.
-----------------------------

     (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH , RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

     (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

     (iii) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING

DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

     (iv) THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLD ERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER GROUNDED IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     (v) THE PLEDGOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION AS THE DESIGNEE, APPOINTEE AND AGENT OF THE PLEDGOR TO RECEIVE, FOR AND ON BEHALF OF THE PLEDGOR, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT NOTICE AND A COPY OF SUCH PROCESS SERVED ON SUCH AGENT, WILL BE FORWARDED PROMPTLY TO THE PLEDGOR, BUT THE
FAILURE OF THE PLEDGOR TO RECEIVE SUCH NOTICE AND COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION 11.02 OF THE INDENTURE, SUCH SERVICE TO BE COME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

     (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

     (vii) THE PLEDGOR HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR
ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER GROUNDED IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO,

THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNTIL IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (viii) THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE PLEDGED COLLATED WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON PLEDGED COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PAYMENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS.

 Section 20.21  Acknowledgments. The Pledgor hereby acknowledges that:
                ---------------

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

     (b) neither the Collateral Agent (other than in its cash management advisory role) nor any Holder of Notes has any fiduciary relationship to the Pledgor, and the relationship between the Collateral Agent and the Holders, on the one hand, and the Pledgor, on the other hand, is solely that of a secured party and a creditor; and

     (c) no joint venture exists among the Holders or among the Pledgor and the Holders.

    IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written

                            PLEDGOR:

                            UNITED INTERNATIONAL HOLDINGS, INC.
                            a Delaware corporation



                            By: ___________________________________
                                J. Timothy Bryant
                                Chief Financial Officer


                            COLLATERAL AGENT:

                            MORGAN STANLEY & CO. INCORPORATED
                            Collateral Agent



                            By: ___________________________________
                                Name:
                                Title:

                                  SCHEDULE I
                                  ----------
                                Pledged Shares
                                --------------

Issuer                Number of           Share Certificate       Percentage of
------                ---------           -----------------       -------------
                      Pledged Shares      Number                  Outstanding
                      --------------      ------                  -----------


Joint Venture, Inc.   100 Shares          2                       100%

                                   EXHIBIT A

                          FORM OF INTER COMPANY NOTE

                                                              ________ __, 19___

                                                              Denver, Colorado

                                     NOTE
                                     ----


     FOR VALUE RECEIVED, Joint Ventures, Inc., a Colorado corporation (the "Maker"), promises to pay to United International Holdings, Inc., a Delaware corporation (the "Company'), or order, the amount of principal advanced from time to time the Company to such Maker as reflected on the books and records of the Company, together with interest on the unpaid principal amount at a rate per
annum equal to [    ]%, from the date of advance to the date of payment. All
principal and accrued interest under this Note shall due and payable on demand.

     This Note may be prepaid in whole or in part at any time without penalty or premium.

     The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. The Maker hereby acknowledges that this Note may be pledged by the Company to the Collateral Agent named below.

     This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

                              JOINT VENTURES, INC.



                              By: __________________________________
                                    Title:

Pay to the Order of:
Morgan Stanley & Co. Incorporated,
 as Collateral Agent

UNITED INTERNATIONAL HOLDINGS, INC.


By:     _______________________________
        Title: